                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1943

     Filed by Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, For Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          APACHE MEDICAL SYSTEMS, INC.
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                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, Schedule or Registration Statement number:

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     (3) Filing party:

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     (4) Date filed:

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

                         Apache Medical Systems (LOGO)

                          APACHE MEDICAL SYSTEMS, INC.

                        1650 TYSONS BOULEVARD, SUITE 300
                             MCLEAN, VIRGINIA 22102

                                                                  March 26, 1997

Dear Stockholder:

     You are cordially invited to attend the APACHE Medical Systems, Inc. Annual Meeting of Stockholders to be held at 10:00 A.M. Eastern Daylight Time, Tuesday, May 6, 1997 at the Company's principal executive offices, 1650 Tysons Boulevard, Suite 300, McLean, Virginia.

     The matters proposed for consideration at the meeting are the election of six directors, the approval of an amendment to the Company's Amended and Restated Certificate of Incorporation to authorize shares of Preferred Stock, the approval of an amendment to the Company's Employee Stock Option Plan, the approval of an amendment to the Company's Non-Employee Director Stock Option Plan, the ratification of the appointment of Arthur Andersen LLP as the Company's auditors, and to transact other business as may come before the meeting or any adjournment thereof. The accompanying Notice of Annual Meeting of Stockholders and proxy statement discuss these matters in further detail. We urge you to review this information carefully.

     You will have an opportunity to discuss each item of business described in the Notice of Annual Meeting of Stockholders and proxy statement and to ask questions about the Company and its operations.

     It is important that your shares be represented and voted at the Annual Meeting. Whether or not you plan to attend, please sign and promptly return the enclosed proxy card, using the envelope provided. If you do attend the Annual Meeting, you may withdraw your proxy and vote your shares in person.

                                          Sincerely,

                                          Gerald E. Bisbee, Jr.
                                          Chairman of the Board &
                                          Chief Executive Officer

                          APACHE MEDICAL SYSTEMS, INC.

                        1650 TYSONS BOULEVARD, SUITE 300
                             MCLEAN, VIRGINIA 22102
                      ------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      ------------------------------------

     The Annual Meeting of Stockholders of APACHE Medical Systems, Inc. will be held on Tuesday, May 6, 1997 at 10:00 A.M. Eastern Daylight Time, at the Company's principal executive offices, 1650 Tysons Boulevard, Suite 300, McLean, Virginia 22102, for the following purposes:

          1. To elect six Directors for the ensuing year;

          2. To consider and act upon a proposal to further amend and restate the Company's Amended and Restated Certificate of Incorporation to authorize 10,000,000 shares of Preferred Stock of the Company, $.01 par value per share, and to eliminate certain inapplicable provisions;

          3. To consider and act upon a proposal to amend and restate the Company's Employee Stock Option Plan;

          4. To consider and act upon a proposal to amend and restate the Company's Non-Employee Director Stock Option Plan;

          5. To ratify the appointment of Arthur Andersen LLP as auditors; and

          6. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on Monday, March 10, 1997 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting of Stockholders.

     The Company requests that all stockholders, whether or not you expect to attend the meeting, sign the enclosed proxy and return it as promptly as possible in the accompanying stamped envelope. You may revoke your proxy at any time before it is voted. If you are present at the meeting, you may vote your shares in person and the proxy will not be used.

     You are respectfully urged to read the proxy statement contained in this booklet for further information concerning individuals nominated as directors, the Company's Amended and Restated Certificate of Incorporation, the Company's Employee Stock Option Plan, the Company's Non-Employee Director Stock Option Plan, the appointment of Arthur Andersen LLP as auditors and the use of the proxy.

     A copy of the Company's Annual Report to Stockholders for the fiscal year ended December 31, 1996 accompanies this proxy statement.

                                          By Order of the Board of Directors

                                          Elizabeth A. Draper
                                          Secretary

March 26, 1997

                   IMPORTANT -- PLEASE MAIL YOUR SIGNED PROXY
                       PROMPTLY IN THE ENCLOSED ENVELOPE

                          APACHE MEDICAL SYSTEMS, INC.
                        1650 TYSONS BOULEVARD, SUITE 300
                             MCLEAN, VIRGINIA 22102

                                PROXY STATEMENT

         FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 6, 1997

     This proxy statement is furnished in connection with the solicitation of proxies to be voted at the Annual Meeting of Stockholders of APACHE Medical Systems, Inc. (the "Company" or "APACHE"), to be held on Tuesday, May 6, 1997. This proxy statement and the proxy are being mailed to stockholders on or about March 26, 1997.

     The enclosed proxy is solicited by the Board of Directors of the Company and will be voted at the Annual Meeting and any adjournments thereof. Shares represented by a properly executed proxy in the accompanying form will be voted at the Annual Meeting in accordance with any instructions specified by the stockholder. If no instructions are given, the stockholder's shares will be voted in accordance with the recommendations of the Board of Directors FOR each of the proposals presented in this proxy statement. Those recommendations are described later in this proxy statement.

     The proxy may be revoked at any time before it is exercised by delivering a written notice of revocation to the Secretary of the Company. If you attend the Annual Meeting in person, you may revoke your proxy by either giving notice of revocation to the inspectors of election at the Annual Meeting or by voting at the Annual Meeting in person.

     The only items of business that the Board of Directors intends to present or knows will be presented at the Annual Meeting are the items discussed in this proxy statement. The proxy confers discretionary authority upon the persons named therein, or their substitutes, to vote on any other items of business that may properly come before the meeting.

     As of March 10, 1997, the record date for the Annual Meeting, the Company had 6,871,353 shares of Common Stock, par value $.01 per share ("Common Stock"), issued and outstanding. Each share is entitled to one vote. A majority of the issued and outstanding shares constitutes a quorum at the meeting.

                             ELECTION OF DIRECTORS

     Six directors are to be elected to serve for a term of one year or until their respective successors are duly elected and qualified. Directors are elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy and entitled to vote at the Annual Meeting. Consequently, any shares not voted (whether by abstention, broker non-vote or votes withheld) will have no effect on the election of directors. Unless otherwise directed, proxies will be voted at the Annual Meeting for the election of the six nominees listed below, or in the event of a contingency not presently foreseen, for different persons as substitutes. The Board of Directors is recommending this slate.

                           NOMINEES FOR DIRECTORSHIPS

     The names, ages, principal occupations and other information concerning the director nominees, based upon information received from them, are set forth below.

     Gerald E. Bisbee, Jr., Ph.D., 54. (Chairman of the Board of Directors since 1989). Before joining APACHE as Chairman and Chief Executive Officer in December 1989, Dr. Bisbee was the Chairman and CEO of the Hanger Orthopedic Group, Inc., which he created and financed. He founded and managed the Health Care Group of the Corporate Finance Department of Kidder, Peabody & Co., leaving to found Hanger in 1988. From 1978 until moving to Kidder, Peabody in 1984, he was President of the Hospital Research and Educational Trust, a new venture and product development company affiliated with the American Hospital Association. Dr. Bisbee also managed the Yale University Health Services, which included a 22,000-member health maintenance organization. He is a director of Cerner Corporation and Yamaichi Funds, Inc. Dr. Bisbee received his B.A. from North Central College, his M.B.A. from the Wharton School of the University of Pennsylvania and his Ph.D. from Yale University, where his dissertation was instrumental in the development of Diagnosis Related Groups ("DRGs").

     Edward J. Connors, 68. (Director since 1990). Mr. Connors retired as the President and Chief Executive Officer of Mercy Health Services in 1993, where he had been employed since 1976, and he is currently acting as President Emeritus. Since 1993, Mr. Connors has been the President of Connors/Roberts & Associates, a healthcare consulting firm located in Morrisville, Vermont. He has also held academic and management leadership positions at the University of Michigan and its hospital in Ann Arbor and the University of Wisconsin Hospital in Madison. Mr. Connors has served as chair of the American Hospital Association Board of Trustees and of the American Healthcare Systems Board of Governors, as a Commissioner of the Joint Commission on Accreditation of Healthcare Organizations and on the Board of the American Hospital Association's Hospital Research and Educational Trust. Currently, Mr. Connors serves on the Board of Trustees for the Eastern Mercy Health System in Radnor, Pennsylvania, the Sisters of Providence Health System in Springfield, Massachusetts, and Trinity College in Burlington, Vermont and as Chairman of the Board of Trustees of Fletcher Allen Health Care in Burlington, Vermont. In 1991, Mr. Connors was elected to membership in the Institute of Medicine of the National Academy of Science. Mr. Connors holds an M.H.A. from the University of Minnesota.

     Thomas W. Hodson, 50. (Director since 1994). Mr. Hodson has been an independent financial/strategic consultant since October 1996 and, from August 1992 until that time, was the Senior Vice President, Chief Financial Officer and a director of Caremark International Inc. Caremark was spun off in 1992 from Baxter International, Inc., a manufacturer and marketer of healthcare products, where Mr. Hodson had been Group Vice President for the Alternate Site businesses from April 1992 until November 1992. From 1990 until April 1992, Mr. Hodson was a Senior Vice President of Baxter, responsible for financial relations, strategic planning, acquisitions and divestitures and corporate communications. Mr. Hodson serves as a director of MedPartners, Inc. He holds a B.S. in business administration and economics from Lehigh University and an M.B.A. from the Harvard Business School.

     William A. Knaus, M.D., 50. (Director since 1994). Dr. Knaus was a founder of the Company and currently serves as the Company's Chief Scientific Advisor. Since October 1995, Dr. Knaus has been the Evelyn Troop Hobson Professor and Chairman of the Department of Health Evaluation Sciences at the University of Virginia School of Medicine and a Fellow of the American College of Physicians. He was the founder and, from 1978 to October 1995, a director of the ICU Research Unit at George Washington University and developer of the APACHE prognostic scoring system. Dr. Knaus has been honored with an appointment as a professor at the University of Paris as well as numerous visiting lectureships at universities in Western Europe, New Zealand and Australia. He is a distinguished alumnus of both Widener and West Virginia Universities.

     Lawrence S. Lewin, 58. (Director since 1989). Mr. Lewin has acted as the Chief Executive Officer of the Lewin Group, a healthcare policy and management consulting firm he founded in 1970, which was successively acquired by ICF Inc., in December 1987, and VHI, in December 1992. In May of 1996, the firm became part of Quintiles Transnational Inc. He serves as a Trustee of Intermountain Health Care, Inc., is a member of the Advisory Board of Hambrecht & Quist Healthcare Investors and Life Sciences Funds and is a Director of Quintiles Transnational and Accountable Oncology Associates. Mr. Lewin holds an A.B. from Princeton's Woodrow Wilson School of Public and International Affairs and an M.B.A. from the Harvard Business School where he was a Baker Scholar. He is an elected member of the National Academy of Sciences/Institute of Medicine and serves on its governing council.

     Francis G. Ziegler, 56. (Director since 1994). Mr. Ziegler has acted as the President and Chief Executive Officer of Claneil Enterprises, Inc., a privately owned holding company, since January 1993. He joined Claneil in 1993 after thirty years as an operations and marketing executive with Johnson & Johnson, where he served as President of five domestic and international subsidiaries. Mr. Ziegler currently serves on the Boards of Claneil Enterprises, Inc., Scandipharm, Inc., Children's National Medical Center and LHC Corporation. Mr. Ziegler holds a B.S. in economics from St. Peter's College and attended the University of

Santa Clara Business School as well as Advanced Management Programs at the Harvard and Columbia Business Schools.

                 INFORMATION CONCERNING THE BOARD OF DIRECTORS
                               AND ITS COMMITTEES

     During the 1996 fiscal year, there were five meetings of the Board of Directors and six telephonic meetings. Each Director attended at least 75% of the aggregate total number of the meetings of the Board of Directors and the meetings of the Board Committees on which he served, except for Mr. Lewin who attended seven of the 11 Board meetings and one of the two Audit Committee meetings.

COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors has standing Audit and Compensation Committees, which deal with certain specific areas of the Board's responsibility.

     The Audit Committee, which met two times in conjunction with meetings of the Board of Directors during the 1996 fiscal year, recommends the firm to be appointed as independent public accountants to audit the Company's financial statements and reviews the scope and results of the audit and other services provided by the Company's independent public accountants. The members of the Audit Committee are Edward J. Connors, Thomas W. Hodson, Lawrence S. Lewin and Francis G. Ziegler.

     The Compensation Committee, which met four times during the 1996 fiscal year, develops the Company's executive compensation philosophy and reviews and recommends the compensation programs for officers of the Company, including salaries and incentive compensation. The Compensation Committee also administers the Employee Stock Option Plan and the Employee Stock Purchase Plan. The members of the Compensation Committee are Thomas W. Hodson, William A. Knaus, M.D. and Francis G. Ziegler.

DIRECTOR COMPENSATION

     Directors who are not currently receiving compensation as officers or employees of the Company are entitled to reimbursement of expenses for attending each meeting of the Board of Directors and each meeting of any committee.

     The Company's directors who are not employees of the Company are eligible to participate in the Company's Non-Employee Director Stock Option Plan (the "Director Option Plan"). The Director Option Plan is administered by the Chairman of the Board of Directors along with other employee directors, if any, selected by the Chairman. Pursuant to the Director Option Plan, non-employee directors of the Company will receive options to purchase 2,500 shares of Common Stock for each year of service. The exercise price of the options is the fair market value of the Company's Common Stock on the date of grant. Stock options granted under the Director Option Plan have a term of 10 years and are not exercisable during the first 12 months following grant. The Company has reserved 70,000 shares of Common Stock for issuance under the Director Option Plan. The Director Option Plan may be terminated by the Board of Directors at any time. Upon the occurrence of a Change of Control, as defined in the Director Option Plan, all outstanding unvested options under the Director Option Plan immediately vest.

     William A. Knaus, M.D. is the Chief Scientific Advisor of the Company. While Dr. Knaus is not directly compensated for his services in that capacity, the Company does pay the University of Virginia, his current employer, for services rendered to the Company by Dr. Knaus.

                    AMENDMENT AND RESTATEMENT OF CERTIFICATE
                 OF INCORPORATION TO AUTHORIZE PREFERRED STOCK
                AND TO ELIMINATE CERTAIN INAPPLICABLE PROVISIONS

     The Board of Directors of the Company has adopted a resolution approving and recommending to the Company's stockholders for their approval a proposal to further amend and restate the Company's Amended and Restated Certificate of Incorporation to (i) create 10,000,000 shares of "Blank Check" Preferred Stock, par value $.01 per share (the "Preferred Stock"), and (ii) eliminate certain provisions of the Amended and Restated Certificate of Incorporation that are no longer applicable (the "Proposed Amendment and Restatement").

AUTHORIZATION OF PREFERRED STOCK

     The term "Blank Check" Preferred Stock refers to stock for which the designations, preferences, conversion rights, cumulative, relative participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof (collectively, the "Limitations and Restrictions") are determined by the board of directors of a company. Upon approval of the Proposed Amendment and Restatement, the Board of Directors of the Company will be entitled to authorize the creation and issuance of 10,000,000 shares of Preferred Stock in one or more series with such Limitations and Restrictions as may be determined by the Board of Directors with no further authorization by stockholders.

     The Board of Directors is required to make any determination to issue shares of Preferred Stock based on its judgment as to the best interests of the Company's stockholders. Presently, the Board of Directors intends to create a series of Preferred Stock comprised of 30,000 shares of Series A Junior Participating Preferred Stock, par value $.01 per share (the "Junior Preferred Stock"), to be reserved for issuance upon the exercise of Preferred Stock Purchase Rights created pursuant to the terms of the Stockholder Rights Plan described below. The terms of the Junior Preferred Stock are described below under the caption "Stockholder Rights Plan -- Description of Junior Preferred Stock."

     While the Board of Directors has no present intention to do so, it could issue up to an additional 9,970,000 shares of Preferred Stock that could, depending on the terms of a series, make more difficult or discourage an attempt to obtain control of the Company by merger, tender offer, proxy contest or other means. When in the judgment of the Board of Directors this action will be in the best interest of the stockholders and the Company, Preferred Stock could be used to create voting or other impediments or to discourage persons seeking to gain control of the Company. The Company is not aware of any current efforts to acquire control of the Company.

     The issuance of additional shares of Preferred Stock could be used to dilute the stock ownership of a person or entity seeking to obtain control of the Company, or could result in a private placement with purchasers who might side with the Board of Directors if they choose to oppose a specific change of control. Moreover, the Board of Directors could authorize holders of a series of Preferred Stock to vote either separately as a class or with the holders of the Company's Common Stock on any merger, sale or exchange of assets by the Company or any other extraordinary corporate transaction.

     Securities laws require the disclosure of any provisions contained in the Company's charter or by-laws that arguably could have an anti-takeover effect. Like many publicly-held companies, the by-laws of the Company restrict the ability of its stockholders to call a special meeting. The Company's by-laws provide that special meetings may be called only by the President or Chairman of the Board and that a special meeting must be called by the President, Chairman of the Board or Secretary only upon the written request of a majority of the holders of Common Stock of the Company. Such a provision could delay, deter or otherwise make more difficult a takeover of the Company. While permitted under Delaware law, the Company's charter and by-laws do not provide stockholders with cumulative voting.

     Although the Company may consider effecting an equity offering of Preferred Stock in the future for the purpose of raising additional working capital or otherwise, the Company currently has no agreements or understandings with any third party to effect such an offering or to purchase any shares offered in connection with such an offering, and no assurances are given that any offering will in fact be effected. Furthermore, the Board of Directors has no present intention to create any series of Preferred Stock other than the Junior Preferred Stock. Consequently, the terms of any Preferred Stock subject to this proposal cannot be stated or estimated with respect to any of the securities authorized other than with respect to the Junior Preferred Stock.

STOCKHOLDER RIGHTS PLAN

     PLAN OVERVIEW. The Board of Directors adopted a Stockholder Rights Plan (the "Rights Plan") at a meeting held on January 28, 1997. The Rights Plan will be implemented upon stockholder approval of the Proposed Amendment and Restatement. In connection with the adoption of the Rights Plan, and subject to stockholder approval of the Proposed Amendment and Restatement, the Board has declared a dividend distribution of one Preferred Stock Purchase Right (a "Right") for each outstanding share of Common Stock that will be outstanding on June 2, 1997 (the "Rights Record Date").

     In the event that the Proposed Amendment and Restatement is not approved by the stockholders, the Rights Plan as adopted by the Board on January 28, 1997 will not be implemented. The Board has indicated, however, that, in such an event, it will consider the adoption of an alternative form of stockholder rights plan that would not require the approval of stockholders or the creation of a new class of stock.

     The Rights Plan contains provisions that are designed to protect the Company's stockholders in the event of an unsolicited attempt to acquire the Company, including a gradual accumulation of shares in the open market, a partial or two-tiered tender offer that does not treat all stockholders equally and other takeover tactics that the Board of Directors believes may be abusive and not in the best interests of the Company's stockholders. The Board believes that these tactics tend to unfairly pressure stockholders, coerce them to relinquish their investment without giving them any meaningful choice and deprive them of the full value of their shares.

     The implementation of the Rights Plan increases the ability of the Board to effectively represent the interests of the Company's stockholders in the event of an unsolicited proposal. The Rights Plan will give the Board of Directors an opportunity to evaluate an offer and exercise good faith business judgment and, if necessary, to take appropriate steps to protect and advance stockholder interests by negotiating with the bidder, auctioning the Company, implementing a recapitalization or restructuring designed as an alternative to the offer, or taking other action.

     Although the Rights Plan is intended to benefit the Company's stockholders, it also could have the effect of discouraging tender offers or other attempts to obtain control of the Company and thereby make more difficult the removal of incumbent management. The Rights Plan, however, does not inhibit stockholders from utilizing the proxy mechanism to promote a change in the management or direction of the Company.

     CONSIDERATION OF THE BOARD OF DIRECTORS. In adopting the Rights Plan, the Board of Directors considered numerous factors. The Company has traditionally emphasized management policies designed to take into account the interests of its stockholders. Similarly, the Board has indicated that it believes its adherence to these policies has been a key factor in the Company's growth and that maintaining the Company as an independent entity best ensures the continuation of these management policies. The Board has reviewed various forms of defensive measures designed to enable the Company to maintain its independence and has determined that the implementation of the Rights Plan is desirable.

     DESCRIPTION OF JUNIOR PREFERRED STOCK. Junior Preferred Stock purchasable upon exercise of the Rights will not be redeemable. Each share of Junior Preferred Stock will be entitled to a minimum preferential quarterly dividend payment of $1 per share, but will be entitled to an aggregate dividend of 1,000 times the dividend declared per share of the Company's Common Stock. In the event of liquidation, the holders of the Junior Preferred Stock will be entitled to a minimum preferential liquidation payment of $1,000 per share, but will be entitled to an aggregate payment of 1,000 times the payment made per share of Common Stock. Each share of Junior Preferred Stock will have 1,000 votes, voting together with the Common Stock. In the event of any merger, consolidation or other transaction in which Common Stock is exchanged, each share of Junior Preferred Stock will be entitled to receive 1,000 times the amount received per share of Common Stock. The rights of the Junior Preferred Stock will be protected by customary antidilution provisions.

     DESCRIPTION OF RIGHTS. Initially the Rights will trade with, and cannot be separated from, the outstanding shares of the Company's Common Stock. With respect to any shares of Common Stock outstanding as of the Rights Record Date, the Rights will be evidenced by the Common Stock certificates and the Summary of Rights to Purchase Preferred Shares, which will be distributed to all holders of record as of the Rights Record Date. Ten days after a person or group of affiliated or associated persons (excluding certain entities related to the Company) either acquires 15% or more of the Common Stock or announces or commences a tender or exchange offer that would result in such person or group acquiring beneficial ownership of 30% or more of the Common Stock, the Rights will become exercisable and separate certificates representing the Rights will be distributed. The Board of Directors expects that the Rights will be traded independently from the Common Stock at that time. At no time will the Rights have any voting power.

     When the Rights become exercisable, a Right holder will be entitled to purchase from the Company one one-thousandth of a share of Junior Preferred Stock for $60. If the Company is involved in a merger or other business combination at any time after the Rights become exercisable, each Right will entitle a holder to buy a number of shares of common stock of the acquiring company having a market value equal to twice the exercise price of each Right. Alternatively, if any person or group acquires 15% or more of the Company's Common Stock, the Rights will entitle the holder other than such person or any member of such group, to buy a number of shares of Common Stock of the Company having a market value equal to twice the exercise price of each Right.

     The Rights may be redeemed by the Company at a price of $.01 per Right at any time before any person acquires beneficial ownership of 15% or more of the Common Stock. In addition, at any time after any person acquires beneficial ownership of 15% or more of the Common Stock and prior to such person's acquisition of 50% or more of the Common Stock, the Board of Directors may elect to exchange all or part of the Rights for Common Stock at an exchange ratio of one share of Common Stock (or of a share of a class or series of the Company's Preferred Stock having equivalent rights, preferences and privileges) per Right (subject to adjustment for stock splits, stock dividends and other similar actions).

     REASON FOR ADOPTION. The Board of Directors has adopted the Rights Plan with a view toward ensuring the Company's continued independence and ability to focus on long-term goals. The Rights are not intended to prevent a takeover of the Company and will not preclude a successful cash tender offer for all of the outstanding shares of the Common Stock coupled with a requirement for the tender of Rights formerly attached to such shares. The Board of Directors believes, however, that the Rights should discourage most efforts to acquire the Company (short of an all inclusive tender offer) in a manner or on terms not approved by the Board. The Rights are designed to deal with an acquiror's potential use of coercive tactics to deprive the Company's Board and stockholders of a reasonable opportunity to determine the future of the Company.

     EFFECTS OF THE RIGHTS PLAN. The Rights Plan will not result in any change in the corporate structure of the Company. The issuance of the Rights has no dilutive effect, will not affect reported earnings per share, and will not change the way in which stockholders can trade the Common Stock. The Rights should not interfere with any merger or other business combination approved by the Board of Directors prior to the time a person or group has acquired beneficial ownership of 15% or more of the Common Stock, since until such time the Rights may be redeemed by the Company at $.01 per Right.

     It is the intention of the Board of Directors that the Rights Plan will encourage potential acquirors of the Company to negotiate at arms-length with the Company's management and Board. The Rights Plan could, however, have the effect of discouraging tender offers or other attempts to obtain control of the Company, some of which might be beneficial to the Company and it stockholders, since acquirors may be deterred by the substantial economic and voting power dilution to their holdings of the Company's Common Stock that would result should the Board determine not to redeem the Rights.

     Moreover, since the Rights Plan is designed to discourage accumulations of large blocks of Common Stock by purchasers whose objective is to receive a substantial profit by having the Common Stock repurchased by the Company or a third party at a premium, the Rights Plan could tend to reduce temporary fluctuations in the market price of the Company's Common Stock that are due to the accumulation of such blocks. The Company's stockholders could therefore be deprived of opportunities to sell their stock at a temporarily higher market price.

     The Board of Directors of the Company will consider the fairness of the financial and other terms of an offer to its stockholders. The Rights Plan does not relieve the Board of Directors of its fiduciary obligation to consider in good faith any proposal to acquire the Company and does not permit the Board to act to the detriment of the Company's stockholders for the purpose of entrenching management.

ELIMINATION OF CERTAIN INAPPLICABLE PROVISIONS

     Upon the consummation of the Company's initial public offering in July 1996, all of the shares of the Company's issued and outstanding Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, Series E Preferred Stock and Series F Preferred Stock were converted into shares of Common Stock. Consequently, the Proposed Amendment and Restatement eliminates provisions of the Company's Amended and Restated Certificate of Incorporation that relate to these series of Preferred Stock, which are no longer outstanding. In addition, the Proposed Amendment and Restatement eliminates language that provided for a stock split upon the effectiveness of the Company's initial public offering.

REQUIRED VOTE

     The Proposed Amendment and Restatement to authorize Preferred Stock and to eliminate certain inapplicable provisions requires the affirmative vote of a majority of the outstanding shares. Consequently, abstentions from voting and broker non-votes will be counted as votes against the Proposed Amendment and Restatement since they are less votes for approval.

     If the Board's proposal is approved by stockholders, the Proposed Amendment and Restatement will become effective upon the filing of a Certificate of Amendment and Restatement in accordance with the General Corporation Law of Delaware.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THIS PROPOSAL TO FURTHER AMEND AND RESTATE THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION.

                          AMENDMENT AND RESTATEMENT OF
                           EMPLOYEE STOCK OPTION PLAN

     The Board of Directors of the Company has adopted, and recommends to stockholders for approval, the further amendment and restatement of the Employee Stock Option Plan of APACHE Medical Systems, Inc. (the "Employee Option Plan") to (i) increase the number of shares reserved for issuance under the Employee Option Plan from 1,700,000 to 2,200,000, (ii) allow the Board maximum flexibility in amending the Employee Option Plan as permitted by the recently revised securities regulations relating to employee benefit plans, (iii) conform certain technical aspects of the Employee Option Plan to these securities regulations and (iv) eliminate qualifications in the Employee Option Plan that relate to the Company's then anticipated initial public offering of Common Stock, which has since been effected. The description of the Employee Option Plan set forth below is qualified in its entirety by reference to the full text of the Amended and Restated Employee Stock Option Plan, which is attached as Appendix A to this proxy statement.

THE EMPLOYEE OPTION PLAN

     GENERALLY. The Employee Option Plan as adopted by the Board of Directors of the Company and approved by the Company's stockholders was originally effective as of November 8, 1990 and was amended and restated effective April 1, 1996. The Employee Option Plan provides for the grant of stock options to employees of the Company or its subsidiaries, including employees who are officers and/or members of the Board, and to any non-employee (with the exception of non-employee directors) who is a consultant or advisor to the Company. Unless terminated sooner by the Board, the Employee Option Plan will terminate on April 1, 2006.

     SHARES SUBJECT TO THE PLAN. The Company has reserved 1,700,000 shares of Common Stock for issuance under the Employee Option Plan. A description of the Board's proposal to increase the number of reserved shares to 2,200,000 shares is included below under the caption "Proposed Amendment and Restatement of the Employee Option Plan -- Increase Number of Shares Reserved for Issuance." As of March 10, 1997, options on 1,273,020 shares of Common Stock were outstanding under the Employee Option Plan.

     PLAN ADMINISTRATION. The Employee Option Plan is administered by the Compensation Committee of the Board. The Committee has the authority and discretion, subject to the provisions of the Employee Option Plan, to select persons to whom options will be granted, to designate the number of shares to be covered by options, to specify the type of consideration to be paid to the Company, and to establish all other terms and conditions of each stock option.

     TERMS AND CONDITIONS OF OPTIONS. The exercise price for a stock option may not be less than the fair market value of the Company's Common Stock on the date the stock option is granted. Stock options granted under the Employee Option Plan may not be transferred other than by will or by the laws of descent and distribution. Upon the occurrence of a Change of Control, as defined in the Employee Option Plan, all outstanding unvested options under the Employee Option Plan immediately vest.

     NATURE OF OPTIONS. Options granted under the Employee Option Plan may be either "incentive stock options" ("ISOs"), as defined under the tax laws, or non-qualified stock options. ISOs may be granted only to employees of the Company and are subject to certain additional limitations relating to such things as employment status, minimum exercise price, length of the exercise period, maximum value of the stock underlying the options and a required holding period for stock received upon exercise of an ISO.

     PLAN AMENDMENT. The Employee Option Plan currently provides that a majority of the Board of Directors of the Company may, without further action of the stockholders, terminate, alter, amend or suspend the Employee Option Plan, provided that the Board may not materially increase participants' benefits or the number of shares issuable under the Employee Option Plan, materially modify the eligibility requirements for participation in the Employee Option Plan, or take any action that would cause the Employee Option Plan to fail to comply with certain applicable federal tax or securities laws. In addition, any action taken by the Board may not materially and adversely affect any options outstanding under the Employee Option Plan without the consent of the participants. A discussion of the Board's proposal to increase its flexibility in amending the Employee Option Plan as permitted by the recently revised securities regulations is included below under the caption "Proposed Amendment and Restatement of the Employee Option Plan -- Board of Directors' Ability to Amend."

     TAX CONSEQUENCES. Certain federal income tax consequences are associated with (i) the grant of a stock option under the Employee Option Plan, (ii) the exercise of such option and (iii) the disposition of shares received upon the exercise of an option. The following description of tax consequences is based upon present federal tax laws and regulations, but does not purport to be a complete description of the federal income tax consequences applicable to a participant under the Employee Option Plan. Accordingly, information relating to tax consequences is qualified in its entirety by reference to current tax laws.

     NON-QUALIFIED STOCK OPTIONS. The grant of a non-qualified option (including any option exceeding any additional limitations on ISOs) to a participant will not be a taxable event so long as the option does not have a readily ascertainable fair market value. Options granted pursuant to the Employee Option Plan should not have a readily ascertainable fair market value because they are not actively traded on an established securities market, are not transferable, are not immediately exercisable in full upon grant and have more than a nominal exercise price. Accordingly, the participant will not be subject to any income tax consequences with respect to such option unless and until the option is exercised.

     Upon the exercise of a non-qualified stock option, the participant generally must recognize ordinary compensation income equal to the "spread" between the exercise price and the fair market value of the Common Stock on the date of exercise. The amount and character of any gain or loss realized on a subsequent disposition of Common Stock by the participant generally would depend on, among other things, whether an election under the Internal Revenue Code of 1986, as amended (the "Code") Section 83(b) with respect to such shares had been made and the length of time such shares had been held.

     INCENTIVE STOCK OPTIONS. There are no federal income tax consequences associated with the grant of an ISO to an employee. In contrast to the exercise of a non-qualified stock option, the exercise of an ISO will not cause an employee to recognize taxable income for regular income tax purposes (although the employee could be subject to an alternative minimum tax liability as described below). If the employee holds the shares acquired upon exercise of the ISO for a minimum of two years from the date of the grant of the ISO, and for at least one year after exercise, any gain realized by the participant on the subsequent sale or exchange of such shares generally would be treated as long-term capital gain. The amount of this gain generally will equal the "spread" between the sales price and the exercise price of the Common Stock. If the shares are sold or otherwise disposed of prior to the expiration of such periods (a "disqualifying disposition"), then a portion of any gain recognized by the employee that would otherwise be characterized as capital gain would instead be taxable as ordinary compensation income. The amount of such gain that would be characterized as ordinary income would not exceed an amount equal to the excess of (i) the fair market value of such shares as of the date the option was exercised over (ii) the amount paid for such shares. Any loss recognized upon a taxable disposition of the shares generally would be characterized as a capital loss.

     Upon exercise of an ISO by an employee, the alternative minimum taxable income of such employee must be determined as if such ISO were a non-qualified stock option. Accordingly, he or she will be required to include as alternative minimum taxable income the excess (if any) of the value of the shares received upon exercise as of the date such shares are vested over the amount paid for such shares. He or she would then be required to pay the greater of his or her regular or alternative minimum tax liability computed with respect to such year.

     WITHHOLDING TAXES. The Company may condition the exercise of any option under the Employee Option Plan on the receipt of an amount sufficient to pay, and will deduct from the compensation of a holder of an option under the Employee Option Plan, the amount of any tax required by any governmental authority to be withheld and paid over by the Company to such governmental authority for the account of the participant with respect to such options and the exercise thereof.

     COMPENSATION DEDUCTION. To the extent compensation income is recognized by a participant in connection with the exercise of a non-qualified stock option or a "disqualifying disposition" of stock obtained upon exercise of an ISO, the Company generally will be entitled to a corresponding compensation deduction (assuming the withholding requirements are satisfied).

     OUTSTANDING OPTIONS. The number of shares acquirable pursuant to stock options that will be awarded to the Company's Chief Executive Officer and the other four most highly compensated executive officers of the Company under the Employee Option Plan is not currently determinable. As of February 28, 1997, options to purchase an aggregate of 849,446 shares had been granted under the Employee Option Plan to the Company's Chief Executive Officer and the other four most highly compensated executive officers as follows: 550,177 to Dr. Bisbee (Chairman and Chief Executive Officer); 187,413 to Mr. Ciri (President and Chief Operating Officer); 40,212 to Ms. Jones (Vice President, New Business Development); 71,644 to Mr. Umidi (Vice President, Finance and Administration, Treasurer and Chief Financial Officer) and none to Ms. Draper (Executive Vice President and Secretary). As of the same date, options to purchase 929,657 shares had been granted to all current executive officers as a group. In addition, options to purchase 41,960 shares had been awarded pursuant to the Employee Option Plan to all current directors who are not executive officers as a group and the nominees for election as a director, in addition to Dr. Bisbee, had been granted options to purchase the following number of shares: 10,490 to Mr. Connors, 10,490 to Mr. Hodson, none to Dr. Knaus, 10,490 to Mr. Lewin, and 10,490 to Mr. Ziegler. Also as of February 28, 1997, options to purchase 343,363 shares had been granted to plan participants, including all current officers who are not executive officers, as a group. On March 19, 1997, the last reported sale price of the Common Stock on the Nasdaq National Market was $6.125 per share.

PROPOSED AMENDMENT AND RESTATEMENT OF THE EMPLOYEE OPTION PLAN

     INCREASE NUMBER OF SHARES RESERVED FOR ISSUANCE. As of March 10, 1997, stock options covering 1,273,020 shares of Common Stock were outstanding under the Employee Option Plan and 423,569 shares were available for future awards. The Board of Directors proposes that the Employee Option Plan be amended and restated to increase the aggregate number of shares of Common Stock that may be issued under the Employee Option Plan to 2,200,000, thereby assuring that sufficient shares are available for future grants.

     BOARD OF DIRECTORS' ABILITY TO AMEND. Recently revised securities regulations have increased the ability of a company's board of directors to amend employee benefit plans while maintaining the exempt status of option grants under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The proposed amendment and restatement of the Employee Option Plan would permit the Board of Directors of the Company to materially increase benefits to participants and to materially modify eligibility requirements without receiving stockholder consent, so long as the amendments to the Employee Option Plan would not materially adversely affect any outstanding options. Stockholder approval would still be required, however, to increase the number of shares of Common Stock subject to the Employee Option Plan. Under the Employee Option Plan as the Board proposes it be amended and restated, approval of the participants in the Employee Option Plan would still be required for any amendments that would have a material adverse effect on outstanding options.

     CONFORMING TECHNICAL CHANGES. The amendments proposed by the Board of Directors include conforming certain terminology used in the Employee Option Plan to the recently amended securities regulations.

     ELIMINATION OF CERTAIN QUALIFICATIONS. The Employee Option Plan currently contains certain qualifying references to the Company's then anticipated initial public offering of Common Stock. The offering was consummated in July 1996, thereby eliminating the necessity of these qualifications.

REQUIRED VOTE

     The proposed amendment and restatement of the Employee Option Plan requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. An abstention will be counted as a vote against the amendment and restatement since it is one less vote for approval. Broker non-votes will not affect the outcome since they are not considered "shares present" for voting purposes.

     If the Board's proposal is approved by stockholders, the Employee Stock Option Plan of APACHE Medical Systems, Inc. will be amended and restated effective May 1, 1997.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THIS PROPOSAL TO AMEND AND RESTATE THE EMPLOYEE STOCK OPTION PLAN OF APACHE MEDICAL SYSTEMS, INC.

                          AMENDMENT AND RESTATEMENT OF
                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

     The Board of Directors of the Company has adopted, and recommends to stockholders for approval, the amendment and restatement of the APACHE Medical Systems, Inc. Non-Employee Director Stock Option Plan (the "Director Option Plan") to (i) allow the Board maximum flexibility in amending the Director Option Plan as permitted by the recently revised securities regulations relating to employee benefit plans and (ii) eliminate qualifications in the Director Option Plan that relate to the Company's then anticipated initial public offering of Common Stock, which has since been effected. The description of the Director Option Plan set forth below is qualified in its entirety by reference to the full text of the Amended and Restated Non-Employee Director Stock Option Plan, which is attached as Appendix B to this proxy statement.

     GENERALLY. The Director Option Plan as adopted by the Board of Directors of the Company and approved by the Company's stockholders was originally effective as of April 1, 1996. On January 1 of each calendar year, each non-employee member of the Board of Directors of the Company will be granted an option to purchase up to 2,500 shares of Common Stock under the Director Option Plan. The Director Option Plan will continue until it is terminated by the Board or until no Common Stock remains available for issuance.

     SHARES SUBJECT TO THE PLAN. The Company has reserved 70,000 shares of Common Stock for issuance under the Director Option Plan. As of March 10, 1997, options on 12,500 shares of Common Stock were issued and outstanding under the Director Option Plan.

     PLAN ADMINISTRATION. The Director Option Plan is administered by the Chairman of the Board of Directors and other employee members of the Board, if any, selected by the Chairman. This Committee has the authority to construe and interpret the Director Option Plan and to establish, amend or waive rules and regulations for its administration. Options granted under the Director Option Plan may be subject to such provisions as the Committee deems advisable and may be amended by the Committee from time to time, provided that no amendment may adversely affect the rights of an option holder without his or her consent.

     TERMS AND CONDITIONS OF OPTIONS. All options granted under the Director Option Plan are non-qualified stock options. The exercise price of each option will be the fair market value of the stock underlying the option on the date of grant. Each option will become fully vested and exercisable on the December 31 of the year in which the option is granted. Stock options granted under the Director Option Plan may not be transferred other than by will or by the laws of descent and distribution. Upon the occurrence of a Change of Control, as defined in the Director Option Plan, all outstanding unvested options under the Director Option Plan immediately vest.

     PLAN AMENDMENT. The Director Option Plan currently provides that a majority of the Board of Directors of the Company may, without further action of the stockholders, terminate, alter, amend or suspend the Director Option Plan, provided that the Board may not materially increase participants' benefits or the number of shares issuable under the Director Option Plan, materially modify the eligibility requirements for participation in the Director Option Plan, or take any action that would cause the Director Option Plan to fail to comply with certain applicable federal tax or securities laws. In addition, any action taken by the Board may not materially and adversely affect any options outstanding under the Director Option Plan without the consent of the participants. Furthermore, the Board currently may not amend the Director Option Plan with respect to the amount, price and timing of grants more than once every six months, other than to comport with changes in law. A discussion of the Board's proposal to increase its flexibility in amending the Director Option Plan as permitted by the recently revised securities regulations is included below under the caption "Proposed Amendment and Restatement of the Director Option
Plan -- Board of Directors' Ability to Amend."

     TAX CONSEQUENCES. Certain federal income tax consequences are associated with (i) the grant of a stock option under the Director Option Plan, (ii) the exercise of such option and (iii) the disposition of shares received upon the exercise of an option. The following description of tax consequences is based upon present federal tax laws and regulations, but does not purport to be a complete description of the federal income tax consequences applicable to a participant under the Director Option Plan. Accordingly, information relating to tax consequences is qualified in its entirety by reference to current tax laws.

     GRANT AND EXERCISE OF OPTIONS; DISPOSITION OF ACQUIRED SHARES. The grant of a non-qualified option to a participant will not be a taxable event so long as the option does not have a readily ascertainable fair market value. Options granted pursuant to the Director Option Plan should not have a readily ascertainable fair market value because they are not actively traded on an established securities market, are not transferable, are not immediately exercisable in full upon grant and have more than a nominal exercise price. Accordingly, the participant will not be subject to any income tax consequences with respect to such option unless and until the option is exercised.

     Upon the exercise of a non-qualified stock option, the participant generally must recognize ordinary compensation income equal to the "spread" between the exercise price and the fair market value of the Common Stock on the date of exercise. The amount and character of any gain or loss realized on a subsequent disposition of Common Stock by the participant generally would depend on, among other things, whether an election under Code Section 83(b) with respect to such shares had been made, and the length of time such shares had been held.

     WITHHOLDING TAXES. The Company may condition the exercise of any option under the Director Option Plan on the receipt of an amount sufficient to pay, and will deduct from the compensation of a holder of an option under the Director Option Plan, the amount of any tax required by any governmental authority to be withheld and paid over by the Company to such governmental authority for the account of such person with respect to such options and the exercise thereof.

     COMPENSATION DEDUCTION. To the extent compensation income is recognized by a participant in connection with the exercise of a non-qualified stock option, the Company generally will be entitled to a corresponding compensation deduction (assuming the withholding requirements are satisfied).

     OUTSTANDING OPTIONS. Each non-employee director of the Company will be granted an option to purchase 2,500 shares for each year of service; however, the number of years that such individuals will serve as directors of the Company is not currently determinable. As of February 28, 1997, options to purchase 12,500 shares had been granted under the Director Option Plan to all current directors who are not executive officers as a group. Each nominee for election as a director (Mr. Connors, Mr. Hodson, Dr. Knaus, Mr. Lewin and Mr. Ziegler) has been granted an option to purchase 2,500 shares. On March 19, 1997, the last reported sale price of the Common Stock on the Nasdaq National Market was $6.125 per share.

PROPOSED AMENDMENT AND RESTATEMENT OF THE DIRECTOR OPTION PLAN

     BOARD OF DIRECTORS' ABILITY TO AMEND. The proposed amendment and restatement of the Director Option Plan would, in accordance with recently revised securities regulations, permit the Board of Directors of the Company to materially increase benefits to participants and to materially modify eligibility requirements without receiving stockholder consent, so long as the amendments to the Director Option Plan would not materially adversely affect any outstanding options. Stockholder approval would still be required, however, to increase the number of shares of Common Stock subject to the Director Option Plan. In addition, the amendment and restatement would eliminate the restriction that the Director Option Plan could only be amended once every six months. Under the Director Option Plan as the Board proposes it be amended and restated, approval of the participants in the Director Option Plan would still be required for any amendments that would have a material adverse effect on outstanding options.

     ELIMINATION OF CERTAIN QUALIFICATIONS. The Director Option Plan currently contains certain qualifying references to the Company's then anticipated initial public offering of Common Stock. The offering was consummated in July 1996, thereby eliminating the necessity of these qualifications.

REQUIRED VOTE

     The proposed amendment and restatement of the Director Option Plan requires the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the proposal. An abstention will be counted as a vote against the amendment and restatement since it is one less vote for approval. Broker non-votes will not affect the outcome since they are not considered "shares present" for voting purposes.

     If the Board's proposal is approved by stockholders, the APACHE Medical Systems, Inc. Non-Employee Director Stock Option Plan will be amended and restated effective May 1, 1997.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THIS PROPOSAL TO AMEND AND RESTATE THE APACHE MEDICAL SYSTEMS, INC. NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN.

                         RATIFICATION OF APPOINTMENT OF
                          INDEPENDENT PUBLIC AUDITORS

     The principal independent public accounting firm utilized by the Company during the fiscal years ended December 31, 1995 and 1996 was KPMG Peat Marwick LLP ("KPMG"), independent certified public accountants. The Company does not anticipate that a representative of KPMG will attend the Annual Meeting.

     Following a review of the services provided by KPMG and of proposals from a variety or other independent public accountants, management and the Audit Committee recommended that the Board of Directors replace KPMG with Arthur Andersen LLP ("Arthur Andersen") as soon as practicable following the completion of the audit for fiscal year 1996. There were no disagreements with KPMG on any matter of accounting principle or practice, of financial statement disclosure or of auditing scope or procedure during fiscal years 1995 and 1996. KPMG's report on the financial statements of the Company for fiscal years 1995 and 1996 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles. The Company provided notice to KPMG on February 14, 1997 of its dismissal and received a response from KPMG to the statements of the Company in accordance with the requirements of Rule 304 of Regulation S-K of the Securities and Exchange Commission. Neither the Company nor anyone on its behalf has consulted with Arthur Andersen regarding (A) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company's financial statements, or (B) any matter that was either the subject of a disagreement or a reportable event.

     The management of the Company and members of the Board of Directors have discussed the Company's methods of operation with Arthur Andersen and are satisfied as to the professional competence and integrity of Arthur Andersen. The Board of Directors recommends that stockholders ratify the appointment of Arthur Andersen, independent public accountants, to audit the accounts of the Company for fiscal year 1997.

     Although the appointment of auditors is not required to be submitted to a vote of stockholders, the Board of Directors believes that it is appropriate as a matter of policy to request that the stockholders ratify the appointment. If the stockholders should not ratify the appointment, the Audit Committee will investigate the reasons for the stockholders' rejection and the Board of Directors will reconsider the appointment.

REQUIRED VOTE

     The affirmative vote of a majority of the shares present in person or by proxy and entitled to vote is required to ratify the appointment of Arthur Andersen LLP as the Company's independent public auditors. An abstention will be counted as a vote against the ratification of the appointment since it is one less vote for approval. Broker non-votes will not affect the outcome since they are not considered "shares present" for voting purposes.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC AUDITORS.

                               SECURITY OWNERSHIP

     The following table sets forth certain information regarding the beneficial ownership of the shares of the Company's Common Stock as of February 14, 1997 by
(i) each person known by the Company to beneficially own more than 5% of the Company's Common Stock, (ii) each director and nominee for director, (iii) the Chief Executive Officer and the four next most highly compensated executive officers of the Company (together, the "Named Executive Officers"), and (iv) by all directors, nominees for director and executive officers of the Company as a group.

                                                                         SHARES        PERCENTAGE
                                                                      BENEFICIALLY    BENEFICIALLY
                                 NAME                                    OWNED         OWNED (1)
    ---------------------------------------------------------------   ------------    ------------
    Caremark, Inc. (2).............................................        876,602        12.5%
    The TCW Group, Inc. (3)........................................        577,800         8.4
    Baxter Healthcare Corporation (4)..............................        573,346         8.3
    New York Life Insurance Company (5)............................        460,405         6.5
    Fairfax Partners/The Venture Fund of Washington, L.P. (6)......        454,546         6.6
    NAMED EXECUTIVE OFFICERS AND DIRECTORS
    ---------------------------------------------------------------
    Gerald E. Bisbee, Jr., Ph.D. (7)...............................        401,177         5.5
    Robert E. Ciri (8).............................................         88,413         1.3
    Sherrie L. Jones (9)...........................................          9,963           *
    Brion D. Umidi (10)............................................         31,644           *
    Elizabeth A. Draper, R.N., M.S.................................        173,914         2.5
    Edward J. Connors (11).........................................         10,490           *
    Thomas W. Hodson (12)..........................................          6,993           *
    William A. Knaus, M.D. (13)....................................        405,752         5.9
    Lawrence S. Lewin (14).........................................         10,490           *
    Francis G. Ziegler (15)........................................        199,587         2.9
    All directors and executive officers as a group (14 persons)
      (16).........................................................      1,362,448        18.2

------------------
 *   Represents less than 1% of the outstanding Common Stock.

 (1) Unless otherwise indicated in these footnotes, each stockholder has sole voting and investment power with respect to the shares listed in the table. Share ownership information includes shares of Common Stock issuable pursuant to outstanding options that may be exercised within 60 days of February 14, 1997.

 (2) Includes 144,333 shares issuable upon exercise of vested warrants. The address of Caremark, Inc. is 2215 Sanders Road, Suite 400, Northbrook, Illinois 60062.

 (3) As reported on a Schedule 13G dated February 12, 1997 filed with the Securities and Exchange Commission by The TCW Group, Inc. and Robert Day. The 577,800 shares may be held by one or more of the following entities, which are controlled by The TCW Group, Inc. and/or Robert Day; Trust Company of the West, TCW Asset Management Company, Oakmont Corporation and Cypress International Partners Limited. The address of The TCW Group, Inc. is 865 South Figueroa Street, Los Angeles, California 90017.

 (4) The address of Baxter Healthcare Corporation is 17221 Red Hill Avenue, Irvine, California 92714. Baxter Healthcare Corporation is a publicly traded corporation.

 (5) Includes 172,067 shares issuable upon exercise of vested warrants. The address of New York Life Insurance Company is 51 Madison Avenue, New York, New York 10010. New York Life Insurance Company is a mutual insurance company owned by its policyholders.

 (6) Includes 17,483 shares issuable upon exercise of a vested warrant. The address of Fairfax Partners/The Venture Fund of Washington L.P. is 1568 Spring Hill Road, Suite 200, McLean, Virginia 22102.

 (7) Consists of 1,000 shares held jointly with Linda Bisbee and 400,177 shares issuable upon exercise of vested options. Dr. Bisbee's address is c/o APACHE Medical Systems, Inc., 1650 Tysons Boulevard, McLean, Virginia 22102.

 (8) Includes 87,413 shares issuable upon exercise of vested options.

 (9) Consists of 9,963 shares issuable upon exercise of vested options.

(10) Consists of 31,644 shares issuable upon exercise of vested options.

(11) Consists of 10,490 shares issuable upon exercise of vested options.

(12) Consists of 6,993 shares issuable upon exercise of vested options.

(13) Dr. Knaus' address is c/o Department of Health Evaluation Sciences, University of Virginia School of Medicine, Charlottesville, Virginia 22908.

(14) Consists of 10,490 shares issuable upon exercise of vested options.

(15) Consists of 6,993 shares issuable upon exercise of vested options held by Mr. Ziegler and 192,594 shares owned of record by LHC Corporation (32,207 of which are issuable upon exercise of vested warrants). Mr. Ziegler disclaims beneficial ownership of such 192,594 shares.

(16) Includes 620,145 shares issuable upon exercise of vested options and warrants and options that will vest within 60 days after February 14, 1997. Also includes 192,594 shares (32,207 of which are issuable upon the exercise of vested warrants), the beneficial ownership of which is disclaimed by the directors and executive officers.

                             CERTAIN RELATIONSHIPS

     In November 1996, the Company prepaid a $250,000 convertible promissory note issued by Benefit Capital Management Corporation as Investment Manager for the Prudential Insurance Company of America ("Benefit Capital"). The note was originally due and payable on December 31, 1996. As of December 31, 1996, Benefit Capital owned more than 5% of the outstanding Common Stock of the Company.

     At the time of the Company's initial public offering of Common Stock in July 1996, New York Life Insurance Company elected to convert an $800,000 convertible promissory note due and payable on December 31, 1997 into 97,805 shares of Common Stock. As of February 14, 1997, New York Life Insurance Company owned 6.5% of the outstanding Common Stock of the Company.

     LHC Corporation also elected to convert two $100,000 convertible promissory notes due and payable on December 31, 1997 into an aggregate of 24,452 shares of Common Stock at the time of the Company's initial public offering. Francis G. Ziegler, a director of the Company, is the Chairman of LHC Corporation.

     William A. Knaus, M.D. is the Chief Scientific Advisor of the Company. While Dr. Knaus is not directly compensated for his services in that capacity, the Company does pay the University of Virginia, his current employer, for services rendered to the Company by Dr. Knaus.

                             EXECUTIVE COMPENSATION

     The following table summarizes the compensation paid to or earned by the Named Executive Officers for the fiscal year ended December 31, 1996 and the previous fiscal year.

                           SUMMARY COMPENSATION TABLE

                                                                ANNUAL COMPENSATION
                                                              -----------------------       ALL OTHER
            NAME AND PRINCIPAL POSITION               YEAR    SALARY ($)    BONUS ($)    COMPENSATION ($)
---------------------------------------------------   ----    ----------    ---------    ----------------
Gerald E. Bisbee, Jr., Ph.D. (1)...................   1996      177,500           --           5,196
     Chairman and Chief Executive Officer..........   1995      150,000           --           2,598
Robert E. Ciri (2).................................   1996      146,802       45,000              --
     President and Chief Operating Officer.........   1995           --           --              --
Sherrie L. Jones (3)...............................   1996      149,376           --              --
     Vice President, New Business Development......   1995      108,045           --              --
Brion D. Umidi.....................................   1996      120,893       15,000              --
     Vice President, Finance and Administration,...   1995       94,500           --              --
     Treasurer and Chief Financial Officer
Elizabeth A. Draper, R.N., M.S.....................   1996      114,480       10,000              --
     Executive Vice President and Secretary........   1995      106,000           --              --

---------------
(1) Dr. Bisbee's other compensation consists of premiums paid on a life insurance policy. Dr. Bisbee's 1996 salary includes $27,500 of deferred compensation.

(2) Figures for Mr. Ciri represent compensation beginning February 5, 1996, his date of hire. Mr. Ciri's 1996 salary includes $15,000 of deferred compensation.

(3) Ms. Jones' salary for 1996 includes $32,960 of earned commissions.

                             OPTION GRANTS IN 1996

     The following table shows information with respect to grants of options to the Named Executive Officers for the fiscal year ended December 31, 1996. The options were granted under the Company's Employee Stock Option Plan.

                                                                                            POTENTIAL REALIZABLE
                                              PERCENT OF                                      VALUE AT ASSUMED
                               NUMBER OF         TOTAL                                     ANNUAL RATES OF STOCK
                               SECURITIES       OPTIONS        EXERCISE                    PRICE APPRECIATION FOR
                               UNDERLYING     GRANTED TO        OR BASE                      OPTION TERM ($)(1)
                                OPTIONS      EMPLOYEES IN        PRICE       EXPIRATION    ----------------------
            NAME                GRANTED       FISCAL YEAR      ($/SHARE)        DATE          5%           10%
----------------------------   ----------    -------------    -----------    ----------    ---------    ---------
Gerald E. Bisbee, Jr.,
  Ph.D......................     150,000          29.4           12.00         11/12/06    1,132,010    2,868,736
Robert E. Ciri..............      87,413          17.1            8.18           2/5/06      449,684    1,139,587
                                 100,000          19.6           12.00         11/12/06      754,674    1,912,491
Sherrie L. Jones............      19,232           3.8            8.18           4/1/06       98,936      250,724
Brion D. Umidi..............      40,000           7.8           12.00         11/12/06      301,869      764,996
Elizabeth A. Draper, R.N.,
  M.S.......................          --            --              --               --           --           --

---------------
(1) Amounts reflect certain assumed rates of appreciation set forth in the Securities and Exchange Commission's executive compensation disclosure rules. Actual gains, if any, on stock options exercised, will depend on future performance of the Common Stock. No assurance can be given that the amounts reflected in these columns will be achieved.

                          1996 YEAR-END OPTION VALUES

     The following table provides information regarding stock options held by the Named Executive Officers as of December 31, 1996. None of those individuals exercised any stock options during the 1996 fiscal year.

                                                                               VALUE OF UNEXERCISED
                                      NUMBER OF UNEXERCISED OPTIONS            IN-THE-MONEY OPTIONS
                                           AT FISCAL YEAR-END                 AT FISCAL YEAR-END (1)
                                      -----------------------------    -------------------------------------
                 NAME                 EXERCISABLE     UNEXERCISABLE    EXERCISABLE ($)     UNEXERCISABLE ($)
    -------------------------------   -----------     -------------    ---------------     -----------------
    Gerald E. Bisbee, Jr., Ph.D....     400,177          150,000          3,451,262                  --
    Robert E. Ciri.................      87,413          100,000            219,223                  --
    Sherrie L. Jones...............       9,963           30,249             24,986              75,861
    Brion D. Umidi.................      31,644           40,000            247,693                  --
    Elizabeth A. Draper, R.N.,
      M.S..........................          --               --                 --                  --

---------------
(1) Value is calculated by subtracting the exercise price per share from the last reported market price at December 31, 1996 and multiplying the result by the number of shares subject to the option.

                      REPORT OF THE COMPENSATION COMMITTEE
                           OF THE BOARD OF DIRECTORS

EXECUTIVE COMPENSATION PHILOSOPHY

     The Compensation Committee of the Board is responsible for reviewing the Company's executive compensation program and policies each year and determining the compensation of the Company's executive officers. The Compensation Committee's decisions are made within parameters established by the Company's Board of Directors in the form of an overall executive compensation philosophy.

     The Company's compensation program and policies are designed to help the Company attract, motivate and retain individuals of outstanding ability in key positions in order to maximize return to stockholders. The primary objectives of the Company's executive compensation program are to: (1) provide total compensation opportunities that are competitive with opportunities provided to executives of comparable companies in the decision support industry at comparable levels of performance; (2) ensure that executive's total compensation levels vary based on both the Company's short-term financial performance, and growth in stockholder value over time; (3) focus and motivate executives on the achievements of defined objectives; and (4) reward executives in accordance with their relative contributions to achieving strategic milestones and upholding key mission-related objectives.

     In designing and administering its executive compensation program, the Company attempts to strike an appropriate balance among these objectives. It believes that its executive compensation program includes elements which, taken together, constitute a flexible and balanced method of establishing total compensation for senior management. In Fall 1996, the Compensation Committee undertook a major review of the Company's compensation program for senior management. The focus of its review was to assess both the marketplace competitiveness of APACHE's compensation practices and the degree to which the amounts and design of the compensation programs support the strategic goals of the Company. With a view to making the foregoing assessment, the Board directed the Company to engage a national compensation consulting firm to develop marketplace data and assess APACHE's practices against such data; assess the overall effectiveness of the Company's pay program; assess APACHE's compensation philosophy and its alignment with its strategic business needs; and finally, develop recommendations regarding compensation levels, incentive pay programs and its ongoing compensation philosophy. The market analysis included data from the following sectors: decision support, information systems, investor owned healthcare companies, combined profit and not-for-profit healthcare companies and all industrial companies.

     Based upon a previous review and the recommendations of its consultants, the Committee had identified compensation ranges based on the 50th percentile of competitive data for similarly sized decision support organizations. The Committee had concluded that the Company's most direct competitors for executive talent are in the decision support industry and, accordingly, although it reviewed information from all of the sectors identified above, it principally compared its actions to a self-selected group of decision support companies of comparable size (the "Compensation Comparable Group") and used the other data compiled by its consultants as a reference point. The Compensation Comparable Group is similar, but not identical to, the peer performance group used in calculating the cumulative total return discussed under "Company Performance" below.

     The Company's executive compensation programs, which contain no special perquisites, consist of three principle elements: base salary, short-term incentive cash payments and long-term stock options. Since the compensation program was adopted during 1996, the implementation of the base compensation part of the executive compensation program also took place during 1996.

BASE COMPENSATION

     Generally, in establishing compensation the Committee believes that positions are competitively paid if the executive's salary falls within 20% of the 50th percentile for base salary. The Committee reviews updated competitive salary and total compensation levels for executive staff. Individual adjustments are determined within the total executive compensation budget as approved by the Committee and are based upon individual achievement and contribution. Salary decisions are made as part of the Company's structured annual review process and are recommended to the Committee by the Chairman and Chief Executive Officer.

SHORT-TERM INCENTIVE COMPENSATION

     The Company's compensation philosophy emphasizes incentive pay to leverage both individual and organizational performance and to raise the Company's total compensation position in the marketplace. The Company's short-term incentive compensation program rewards executives for accomplishing annual financial, operational, and individual objectives. The program provides varied award opportunities that correspond to each participant's level of responsibility and influence on strategic initiatives of the Company. The annual incentive program is funded only if specific financial goals are achieved at threshold levels. In 1996, executives participated in the incentive compensation program at targeted levels (as percentage of base salaries) ranging between 25.2% and 36.4%. Participants in the incentive compensation program receive bonus payments that include awards for financial, operational and individual achievement of goals. The Committee assigned levels of threshold, target and maximum bonuses with corresponding performance expectations for each category of participants. For 1996, the Committee established weighted performance measures based upon financial (50%); operational (25%); and individual (25%) objectives. The average bonus paid to eligible executives for 1996 was 31.3% of base salaries, representing 85% to 95% achievement of the three objectives.

LONG-TERM INCENTIVE COMPENSATION

     The Company's stockholders approved adoption of a stock option plan in 1996, which is designed to reward employees for long-term growth consistent with stockholder return. In 1996, senior management was awarded stock options in amounts designed to deliver a percentage of their base salaries over the term of the stock option. Option values for senior management are targeted at 100% of market value. The ultimate value of the long-term incentive compensation awards will be determined by the actual performance of the Company's stock price over time.

CEO COMPENSATION

     The Committee established the compensation of Gerald E. Bisbee, Jr., Ph.D., Chairman and Chief Executive Officer of the Company, mid-way through 1996, using the above criteria. Dr. Bisbee's salary was determined based on the Committee's overall assessment of Dr. Bisbee's performance and competitive market data on salary levels within the Compensation Comparable Group. Dr. Bisbee's performance was reviewed with a view to his accomplishment of certain goals relating to long-term profitability and short and long-term growth. Dr. Bisbee's aggregate salary in 1996 was increased 18.3% over 1995 levels. No bonus was paid in fiscal year 1996. The CEO was paid a cash bonus in 1997 with respect to performance in the year ended December 31, 1996. Incentive compensation for Dr. Bisbee is based upon achievement of Company-wide financial and operating performance and achievement of individual goals.

COMPENSATION DEDUCTIBILITY

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), imposes a limit on tax deductions for annual compensation in excess of one million dollars paid by a corporation to its chief executive officer and the other four most highly compensated executive officers of the corporation. This provision excludes certain forms of "performance based compensation" from the compensation taken into account for purposes of the limit. The Committee believes that it has structured its current compensation programs in a manner to preserve full deductibility to the Company of executive compensation under the Code. The Committee will continue to assess the impact of Section 162(m) of the Code on its compensation practices and determine what further action, if any, is appropriate.

     It is the opinion of the Committee that the aforementioned compensation structures provide features that properly align the Company's executive compensation with corporate performance and the interests of its stockholders and offer competitive opportunities in the marketplace.

                                          The Compensation Committee
                                          Thomas W. Hodson, Chairman
                                          William A. Knaus, M.D.
                                          Francis G. Ziegler

     The report of the Compensation Committee of the Board of Directors shall not be deemed to be incorporated into any filing under the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent that the Company specifically incorporates this information by reference.

                              COMPANY PERFORMANCE

     The following graph compares the cumulative total stockholder return on the Common Stock of APACHE Medical Systems, Inc. from June 28, 1996 (the date the Common Stock was first offered to the public at an initial public offering price of $12.00 per share) through December 31, 1996 with the cumulative total return on the NASDAQ Stock Market - U.S. and the cumulative total return on the stock of a group of public companies in the healthcare information business (the "Peer Group"). The Peer Group, which was selected by the Company, is comprised of:
HCIA Inc.; HPR Inc.; Impath Laboratories Inc.; Mecon, Inc.; Oacis Health Care Holdings, Corp.; Summit Medical Systems, Inc.; Transition Systems Inc; and Vitalcom Inc. The Company did not pay any dividends during this period. The NASDAQ Stock Market - U.S. and the stock prices of the Companies in the Peer Group are published daily.

     The graph assumes an investment of $100 in each of APACHE Medical Systems, Inc., the NASDAQ Stock Market - U.S. and the Peer Group on June 28, 1996. The comparison also assumes that all dividends are reinvested and that the Peer Group Returns are weighted for market capitalization.

                     COMPARISON OF CUMULATIVE TOTAL RETURN
              AMONG APACHE MEDICAL SYSTEMS, INC., THE NASDAQ STOCK
                     MARKET - U.S. INDEX AND THE PEER GROUP

        MEASUREMENT PERIOD            APACHE MEDICAL       NASDAQ STOCK
      (FISCAL YEAR COVERED)            SYSTEMS, INC.       MARKET - U.S.        PEER GROUP
JUNE 28, 1996                                   100.00              100.00              100.00
DECEMBER 31, 1996                                87.24              108.65               48.61

     The comparisons in this table are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock. The stock price performance graph shall not be deemed to be incorporated into any filing under the Securities Act or the Exchange Act, notwithstanding any general statement contained in any such filing incorporating this proxy statement by reference, except to the extent that the Company specifically incorporates this information by reference.

                               EXECUTIVE OFFICERS

     Following is certain information concerning the executive officers of APACHE Medical Systems, Inc., based on information furnished by them.

     Gerald E. Bisbee, Jr., Ph.D., 54. Chairman and Chief Executive Officer. Dr. Bisbee has been Chairman and Chief Executive Officer of the Company since December 1989. Before joining APACHE, Dr. Bisbee was the Chairman and CEO of the Hanger Orthopedic Group, Inc., which he created and financed. He founded and managed the Health Care Group of the Corporate Finance Department of Kidder, Peabody & Co., leaving to found Hanger in 1988. From 1978 until moving to Kidder, Peabody in 1984, he was President of the Hospital Research and Educational Trust, a new venture and product development company affiliated with the American Hospital Association. Dr. Bisbee also managed the Yale University Health Services, which included a 22,000-member health maintenance organization. He is a director of Cerner Corporation and Yamaichi Funds. Dr. Bisbee received his B.A. from North Central College, his M.B.A. from the Wharton School of the University of Pennsylvania and his Ph.D. from Yale University, where his dissertation was instrumental in the development of Diagnosis Related Groups ("DRGs").

     Robert E. Ciri, 45. President and Chief Operating Officer. Mr. Ciri has been President and Chief Operating Officer of APACHE since February 1996. For 15 years prior to joining APACHE, Mr. Ciri was employed by Hewlett-Packard Company in the area of clinical systems and healthcare information systems. From 1989 to 1995, he served as Hewlett-Packard's National and North American Field Operations Manager of internally developed applications, consulting, hardware, and services. From 1995 until joining APACHE, he served as part of a special task force developing strategic business plans for Hewlett-Packard's healthcare operation and integrated health system account structure. Before joining Hewlett-Packard, Mr. Ciri was a hospital administrator in New York, where he was involved with both inpatient and ambulatory care programs. In addition to a B.S. from Rensselaer Polytechnic Institute and an M.S. in medical biology and education, he has done post-graduate work in an M.P.A. in healthcare administration and finance and in the executive program at the Wharton School of the University of Pennsylvania. Mr. Ciri has announced his resignation from the Company, effective on or about March 31, 1997.

     Elizabeth A. Draper, R.N., M.S., 50. Executive Vice President and Secretary. Ms. Draper has been Executive Vice President and Secretary of the Company since March 1988 and served as a director from the founding of the Company until December 1994. From 1981 to 1988, Ms. Draper was Senior Research Scientist at the ICU Research Unit at George Washington University, where she was a founding member of the APACHE team. From 1976 until 1988, she was an adjunct professor of physiology at the Graduate School of Nursing at The Catholic University. Ms. Draper has 12 years of clinical experience in intensive care nursing. She received her B.S. in nursing from the University of Massachusetts and an M.S. in physiology from George Washington University.

     James C. Flounlacker, 36. Vice President, Client Services. Mr. Flounlacker has been Vice President, Client Services of the Company since April 1995. He joined APACHE in January of 1994 as Director of Client Services. From September of 1991 until joining APACHE, Mr. Flounlacker was Manager of Installation Services at American International Healthcare, Inc., where he lead a team of Project Managers responsible for installation and implementation of a managed healthcare information system. From January 1991 until September 1991, Mr. Flounlacker was Manager of Acquisitions Development of Columbia Freestate Health Plan, a health maintenance organization. Mr. Flounlacker received his B.A. in English from the University of Maryland, and his M.B.A. from Loyola College in Baltimore, Maryland.

     Sherrie L. Jones, 41. Vice President, New Business Development. Ms. Jones has served as Vice President, New Business Development since August 1996 and had served as Vice President, Sales and Marketing from February 1996 until that time. From October 1994 until February 1996, she held the position of Vice President, Marketing. Ms. Jones joined APACHE in early 1990 as a marketing consultant responsible for assisting the design plan and market definition for the APACHE Critical Care System, and later that year she assumed a permanent position as a sales representative. Prior to joining APACHE, she spent 12 years with Datapoint Corporation in the areas of accounting, finance, contracts management and sales. Ms. Jones holds a B.A. in accounting from the University of Texas.

     Bonnie L. Semega, 45. Vice President, Product Delivery. Ms. Semega has served as Vice President, Product Delivery since January 1997. From July 1996 until December 1996, she held the position of Vice President, Marketing. Prior to joining APACHE, she was employed as a healthcare consultant by Horizon Data Corporation (HDC), where she developed a business plan and organizational structure that allowed them to establish a new healthcare division. From 1994 to 1996 she served as the Sr. Vice President of Operations for Integrated Systems Technologies, where her expertise in business re-engineering was significant in the restructuring of the company. Prior to that, Ms. Semega spent three years as a Managing Director in Healthcare Systems Integration with TDS Healthcare Systems Corporation and 20 years with AT&T. Ms. Semega holds a B.A. in business administration from the University of Pittsburgh and has done post-graduate work in project management at George Washington University.

     Timothy C. Summers, 37. Vice President, Information Technology. Mr. Summers has served as Vice President, Information Technology since February 1997. From June 1996 until joining the Company, Mr. Summers held the position of Vice President, Research and Development with MAXM Systems Corporation, a company involved in the development of systems management software and event automation software, where he was responsible for product development support, quality assurance and distribution. Prior to that, since 1992, Mr. Summers served as Director of Development for Legent Corporation/Computer Associates, Inc., a systems management software company, where he was involved with various development groups and was responsible for new product development, maintenance and support. Mr. Summers holds a B.S. in computer science from Indiana University of Pennsylvania.

     Douglas I. Thompson, 38. Vice President, Consulting Services. Mr. Thompson has served as Vice President, Consulting Services since August 1993. From the time he joined APACHE until August 1993, he acted as Vice President, Client Services. Mr. Thompson was a manager at Ernst & Young L.L.P. in Phoenix, Arizona from 1989 until joining APACHE. While at Ernst & Young, he led process improvement projects for hospital clients, which involved consulting with physician groups on marketing, operations and organizational structure issues, and prepared business plans for startup healthcare firms. Before joining Ernst & Young, Mr. Thompson was employed from 1987 to 1988 by APM, Inc. in both New York City and San Francisco as a consultant for healthcare clients. Mr. Thompson received an M.B.A. in marketing from Columbia University and a B.S. in business from Brigham Young University.

     Brion D. Umidi, 33. Vice President, Finance and Administration, Treasurer and Chief Financial Officer. Mr. Umidi has served as the Company's Chief Financial Officer since July 1996 and as Vice President, Finance and Administration and Treasurer since joining the Company in February 1991. From 1987 until joining APACHE, he was a commercial finance loan officer at the Mercantile Safe Deposit and Trust Company in Baltimore, Maryland and an auditor with MNC Financial, Inc. in Baltimore, Maryland from 1986 to 1987. He received his B.B.A. from Loyola College in Baltimore, Maryland.

                       SECTION 16(a) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires that the Company's executive officers and directors, and beneficial owners of 10% or more of the Company's stock file initial reports of ownership and of changes of ownership with the Securities and Exchange Commission and the NASDAQ Stock Market. Executive officers, directors and 10% beneficial owners are required by securities regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes that all filing requirements were met during fiscal year 1996 except that a Form 3 reporting a grant of 20,000 options under the Company's Employee Stock Option Plan to Bonnie L. Semega, Vice President, Marketing, upon her employment with the Company was inadvertently filed approximately one week late.

                       DEADLINE FOR STOCKHOLDER PROPOSALS

     Proposals of stockholders intended for inclusion in the Company's proxy statement relating to the 1998 Annual Meeting must be received at the Company's offices (addressed to the attention of the Secretary) not later than November 21, 1997. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the Securities and Exchange Commission.

                             ADDITIONAL INFORMATION

     The expenses in connection with the solicitation of proxies will be borne by the Company. Solicitation will be made by mail, but may also be made by telephone or personal call by officers, directors or employees of the Company who will not be specially compensated for such solicitation. The Company may request brokerage houses and other nominees or fiduciaries to forward copies of the Company's proxy statement and Annual Report to Stockholders to beneficial owners of stock held in their names, and the Company may reimburse them for reasonable out-of-pocket expenses incurred in doing so. The Company has retained Kissel-Blake Inc. to assist in solicitation for a fee not to exceed $7,500, plus reasonable expenses.

                                          By Order of the Board of Directors

                                          Elizabeth A. Draper
                                          Secretary

                                   APPENDIX A

                         EMPLOYEE STOCK OPTION PLAN OF
                          APACHE MEDICAL SYSTEMS, INC.

                  (AMENDED AND RESTATED EFFECTIVE MAY 1, 1997)

     SECTION 1.  PURPOSE.

     The purpose of the Plan, as hereinafter set forth, is to enable the Company to attract, retain and reward corporate officers, managerial and other significant employees, and non-employees (other than non-employee directors) who have an ongoing consultant or independent contractor relationship with the Company, by offering such individuals an opportunity to have a greater proprietary interest in and a closer identity with the Company and its financial success.

     Options granted under this Plan may be Incentive Stock Options or Nonqualified Stock Options. However, Incentive Stock Options may only be granted to employees of the Company.

     SECTION 2.  DEFINITIONS.

     Board:  The Board of Directors of the Company.

     Change in Control: The purchase or other acquisition by any person, entity or group of persons, within the meaning of section 13(d) or 14(d) of the Exchange Act or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either the outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally; the approval by the stockholders of the Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 30% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's then outstanding securities; a liquidation or dissolution of the Company; or of the sale of all or substantially all of the Company's assets.

     Code:  The Internal Revenue Code of 1986, as amended from time to time.

     Committee: The Compensation Committee of the Board or such other committee as shall be appointed by the Board to administer the Plan pursuant to Section 3.

     Common Stock: The common stock, $0.01 par value, of the Company or such other class of shares or other securities as may be applicable pursuant to the provisions of Section 8.

     Company: APACHE Medical Systems, Inc., a Delaware corporation, its subsidiary or subsidiaries, and any successor thereto.

     Disabled or Disability:  Permanent and total disability, as defined in Code
Section 22(e)(3). A Participant shall not be considered Disabled unless the Committee determines that the Disability arose prior to such Participant's termination of employment or, in the case of a non-employee Participant, prior to the termination of the consulting or independent contractor relationship between such Participant and the Company.

     Exchange Act: The Securities Exchange Act of 1934, as amended from time to time.

     Fair Market Value: The amount determined by the Committee from time to time, using such good faith valuation methods as it deems appropriate, except that as long as the Common Stock is traded on NASDAQ or a recognized stock exchange, it shall mean the average of the highest and lowest quoted selling prices for the shares on the relevant date, or, if there were no sales on such date, the weighted average of the means between the highest and the lowest quoted selling prices on the nearest day before and the nearest day after the relevant date, as prescribed by Treasury Regulation Section 20.2031-2(b)(2), as reported in the Wall Street Journal or a similar publication selected by the Committee.

     Incentive Stock Option: An Option that is intended to qualify as an "incentive stock option" under Code Section 422.

     Nonqualified Stock Option:  An Option that is not an Incentive Stock
Option.

     Option: An option to purchase shares of Common Stock granted to a Participant pursuant to Section 6.

     Participant: An employee of the Company (including any employee who is a member of the Board) or any non-employee consultant or advisor to the Company whose participation in the Plan is determined by the Committee to be in the best interest of the Company.

     Plan: The Employee Stock Option Plan of APACHE Medical Systems, Inc., as amended from time to time.

     SECTION 3.  ADMINISTRATION.

     (a) Committee. The Plan shall be administered by the Committee. To the extent required to comply with the relevant provisions of Rule 16b-3 under the Exchange Act, each member of the Committee shall qualify as a "non-employee director," as defined in Rule 16b-3 or in any successor definition adopted by the Securities and Exchange Commission.

     (b) Authority of the Committee. The Committee shall have the authority to approve individuals for participation; to construe and interpret the Plan; to establish, amend or waive rules and regulations for its administration; and to accelerate the exercisability of any Option or the termination of any restriction under any Option. Options may be subject to such provisions as the Committee shall deem advisable, and may be amended by the Committee from time to time; provided that no such amendment may adversely affect the rights of the holder of an Option without such holder's consent.

     (c) Powers of the Committee. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent.

     (d) Indemnification. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option awarded under it. To the maximum extent permitted by applicable law, each member of the Committee shall be indemnified and held harmless by the Company against any cost or expense (including legal fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the members may have as members of the Board or under the by-laws of the Company.

     SECTION 4.  COMMON STOCK SUBJECT TO PLAN.

     The aggregate shares of Common Stock that may be issued under the Plan shall not exceed 2,200,000, as adjusted in accordance with the provisions of
Section 8.

     In the event of a lapse, expiration, termination, forfeiture or cancellation of any Option granted under the Plan without the issuance of shares, the Common Stock subject to or reserved for such Option may be used again for new grants of Options hereunder; provided that in no event may the number of shares of Common Stock issued hereunder exceed the total number of shares reserved for issuance. Any shares of Common Stock withheld or surrendered to pay withholding taxes pursuant to Section 11(e) or withheld or surrendered in full or partial payment of the exercise price of an Option pursuant to Section 6(d) shall be added to the aggregate shares of Common Stock available for issuance.

     SECTION 5.  ELIGIBILITY.

     Options may be granted under the Plan to any employee of the Company, including employees who are officers and/or members of the Board, whose participation the Committee determines is in the best interest of the Company and to any non-employee who is a consultant or advisor to the Company whose participation the Committee determines is in the best interests of the Company (collectively, "Participants"). The Committee shall have absolute discretion to determine, within the limits of the express provisions of the Plan, those Participants to whom and the time or times at which Options shall be granted. The Committee shall also determine, within the limits of the express provisions of the Plan, the number of shares to be subject to each Option, the duration of each Option, the exercise price under each Option, the time or times within which (during the term of the Option) all or portions of each Option may become vested and exercisable, and whether an Option shall be an Incentive Stock Option, a Nonqualified Stock Option or a combination thereof. In making such determination, the Committee may take into account the nature of the services rendered by the Participant, his or her present and potential contributions to the Company's success and such other factors as the Committee in its discretion shall deem relevant.

     Notwithstanding the foregoing, no Incentive Stock Option shall be granted to any Participant who is not an employee of the Company and no non-employee member of the Board shall be eligible to receive any new Option grant hereunder.

     SECTION 6.  TERMS AND CONDITIONS OF OPTIONS.

     Each Option granted under the Plan shall be evidenced by an agreement, in a form approved by the Committee, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

     (a) Option Period. Each Option agreement shall specify the period for which the Option thereunder is granted (which, in the case of Incentive Stock Options, shall not exceed ten years from the date of grant) and shall provide that the Option shall expire at the end of such period.

     (b) Exercise Price. The per share exercise price of each Option shall be determined by the Committee at the time the Option is granted, and, in the case of Incentive Stock Options, shall not be less than the Fair Market Value of Common Stock on the date the Option is granted.

     (c) Vesting of Options. No part of any Option may be exercised until the Participant shall have satisfied the vesting conditions (i.e., such as remaining in the employ of the Company for a certain period of time), if any, as the Committee may specify in the applicable Option agreement. Subject to the provisions of Section 6(e), any Option may be exercised, to the extent exercisable by its terms, at such time or times as may be determined by the Committee.

     (d) Payment. The exercise price of an Option shall be paid in full at the time of exercise (i) in cash, (ii) through the surrender of previously-acquired shares of Common Stock having a Fair Market Value equal to the exercise price of the Option, (iii) through the withholding by the Company (at the election of the Participant) of shares of Common Stock having a Fair Market Value equal to the exercise price or (iv) by a combination of (i), (ii) and (iii).

     (e) Other Rules Applicable to Incentive Stock Options.

          (i) Grant Period. Consistent with Section 9, an Incentive Stock Option must be granted within ten years of the date this Plan is adopted (i.e., the Effective Date, as defined in Section 13) or the date the Plan is approved by the stockholders of the Company, whichever is earlier.

          (ii) Ten Percent Owner. If a Participant, on the date that an Incentive Stock Option is granted, owns, directly or indirectly, within the meaning of Section 424(d) of the Code, stock representing more than 10% of the voting power of all classes of stock of the Company, then the exercise price per share shall in no instance be less than 110% of the Fair Market Value per share of Common Stock at the time the Incentive Stock Option is granted, and no Incentive Stock Option shall be exercisable by such Participant after the expiration of five years from the date it is granted.

          (iii) Employee Status. To retain favorable Incentive Stock Option tax treatment, the Option holder must at all times from the date the Option is granted through a date that is no more than three months prior to the date it is exercised (or no more than one year prior to the date it is exercised, where the Participant's termination of employment is due to death or Disability) remain an employee of the

     Company. For this purpose, authorized leaves of absence shall not be deemed to sever the employment relationship.

          (iv) Limitations on Dispositions. To retain favorable Incentive Stock Option tax treatment, Common Stock received upon the exercise of an Incentive Stock Option may not be disposed of prior to the later of two years from the date the Incentive Stock Option is granted or one year from the date the shares of Common Stock are transferred to the Participant upon exercise of the Incentive Stock Option.

          (v) Value of Shares. The aggregate Fair Market Value (determined at the date of grant) of the Incentive Stock Options exercisable for the first time by a Participant during any calendar year shall not exceed $100,000 or any other limit imposed by the Code.

     (f) Limit on the Exercisability of all Options. No Option granted under this Plan may become exercisable prior to six months following the date it is granted or six months after stockholders approve the Plan, whichever date is later.

     SECTION 7.  TREATMENT OF OPTIONS UPON TERMINATION.

     (a) Termination due to Disability or Death. Upon the termination of employment of an employee Participant or upon the termination of the consulting or advisor relationship of a non-employee Participant by reason of Disability or death, such Participant's Options shall become or remain fully vested and shall be exercisable by such Participant (or, in the case of death, by his or her estate) for not later than the earlier of one year after the termination date or the expiration of the term of the Options.

     (b) Termination Other than For Cause. Upon the termination of employment of an employee Participant or upon the termination of the consulting or advisor relationship of a non-employee Participant for any reason other than for Cause (as defined in Section 7(c)), Disability or death, such Participant's Options (to the extent vested prior to such termination) may be exercised by such Participant during the six-month period commencing on the date of termination, but not later than the expiration of the term of the Options. If a Participant dies during such six-month period, his or her estate may exercise the Options (to the extent such Options were vested and exercisable prior to death), but not later than the earlier of one year after the date of death or the expiration of the term of the Options. Notwithstanding the foregoing, to retain favorable Incentive Stock Option tax treatment, Incentive Stock Options must be exercised within three months of the Participant's termination of employment.

     (c) Termination for Cause. Upon termination of the employment of an employee Participant or upon the termination of the consulting or advisor relationship of a non-employee Participant for Cause (as defined below), the Participant's right to exercise his or her Options shall terminate at the time notice of termination is given by the Company to such Participant. For purposes of this provision, substantial cause shall include:

          (i) The commission of an action against or in derogation of the interests of the Company which constitutes an act of fraud, dishonesty or moral turpitude or which, if proven in a court of law, would constitute a violation of a criminal code or similar law;

          (ii) A material breach of any material duty or obligation imposed upon the Participant by the Company;

          (iii) Divulging the Company's confidential information; or

          (iv) The performance of any similar action that the Committee, in its sole discretion, may deem to be sufficiently injurious to the interests of the Company so as to constitute substantial cause for termination.

     SECTION 8.  ADJUSTMENT PROVISIONS.

     In the event of a stock split, stock dividend, recapitalization, reclassification or combination of shares, merger, sale of assets or similar event, the Committee shall adjust equitably (a) the number and class of shares or other securities that are reserved for issuance under the Plan, (b) the number and class of shares or other securities that are subject to outstanding Options, and (c) the appropriate Fair Market Value and other price determinations applicable to Options. The Committee shall make all determinations under this Section 8, and all such determinations shall be conclusive and binding.

     SECTION 9.  TERM OF PLAN.

     The Plan shall be deemed adopted and shall become effective on the date it is approved by the stockholders of the Company and shall continue until April 1, 2006, or, if earlier, upon termination of the Plan by the Board or until no Common Stock remains available for issuance under Section 4.

     SECTION 10.  CHANGE IN CONTROL.

     In the event of a Change in Control, all outstanding Options shall fully vest in each Participant. The Committee, in its discretion, may also provide in any Option agreement for adjustment of certain terms of such Option upon the occurrence of a Change in Control.

     SECTION 11.  GENERAL PROVISIONS.

     (a) Employment. Nothing in the Plan or in any related instrument shall confer upon any employee Participant or other employee any right to continue in the employ of the Company or shall affect the right of the Company to terminate the employment of any employee Participant or other employee with or without cause.

     (b) Legality of Issuance of Shares. No Common Stock shall be issued pursuant to the exercise of an Option unless and until all legal requirements applicable to such issuance have been satisfied.

     (c) Ownership of Common Stock Allocated to Plan. No Participant (individually or as a member of a group), and no beneficiary or other person claiming under or through such Participant, shall have any right, title or interest in or to any Common Stock allocated or reserved for purposes of the Plan or subject to any Option, except as to shares of Common Stock, if any, as shall have been issued to such Participant or beneficiary.

     (d) Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Virginia.

     (e) Withholding of Taxes. The Company may withhold, or allow a Participant to remit to the Company, any Federal, state or local taxes required by law to be withheld with respect to any event giving rise to income tax liability with respect to an Option. In order to satisfy all or any portion of such income tax liability, a Participant may elect to surrender Common Stock previously acquired by the Participant or to have the Company withhold Common Stock that would otherwise have been issued to the Participant pursuant to the exercise of an Option, the number of shares of such withheld or surrendered Common Stock to be sufficient to satisfy all or a portion of the income tax liability that arises upon the event giving rise to income tax liability with respect to an Option.

     (f) Nontransferability. During the lifetime of a Participant, any Option granted to him or her shall be exercisable only by him or her or by his or her guardian or legal representative. No Option shall be assignable or transferable, except by will or by the laws of descent and distribution, and no option shall be subjected to any encumbrance, pledge or charge of any nature.

     SECTION 12.  AMENDMENT OR DISCONTINUANCE OF THE PLAN.

     The Board, acting by a majority of its members, without further action on the part of the stockholders, may from time to time alter, amend or suspend the Plan or any Option granted hereunder or may at any time terminate the Plan; provided, however, that the Board may not materially increase the number of shares of Common Stock subject to the Plan (except as provided in Section 8 hereof); and provided further that no such action shall materially and adversely affect any outstanding Options without the consent of the respective Participants.

     SECTION 13.  EFFECTIVE DATE OF PLAN.

     The Plan as adopted by the Board and approved by stockholders was originally effective as of November 8, 1990 and amended and restated as of April 1, 1996. The Plan is hereby further amended and restated effective May 1, 1997 (the "Effective Date"), subject to approval by the holders of a majority of the outstanding shares of Common Stock of the Company.

                                   APPENDIX B

                          APACHE MEDICAL SYSTEMS, INC.
                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN

                       (AMENDED AND RESTATED MAY 1, 1997)

     SECTION 1.  PURPOSE.

     The purpose of the Plan, as hereinafter set forth, is to enable the Company to attract, retain and reward qualified non-employee directors by offering them an opportunity to have a greater proprietary interest in and a closer identity with the Company and its financial success.

     Options granted under this Plan shall be nonqualified stock options.

     SECTION 2.  DEFINITIONS.

     Board:  The Board of Directors of the Company.

     Change in Control: The purchase or other acquisition by any person, entity or group of persons, within the meaning of section 13(d) or 14(d) of the Exchange Act or any comparable successor provisions, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either the outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally; the approval by the stockholders of the Company of a reorganization, merger, or consolidation, in each case, with respect to which persons who were stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 30% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated Company's then outstanding securities; a liquidation or dissolution of the Company; or of the sale of all or substantially all of the Company's assets.

     Code:  The Internal Revenue Code of 1986, as amended from time to time.

     Committee: The Chairman of the Board and such other employee members of the Board, if any, who the Chairman may select to assist him or her in the administration of the Plan in accordance with Section 3.

     Common Stock: The common stock, $0.01 par value, of the Company or such other class of shares or other securities as may be applicable pursuant to the provisions of Section 8.

     Company: APACHE Medical Systems, Inc., a Delaware corporation, its subsidiary or subsidiaries, and any successor thereto.

     Disabled or Disability:  Permanent and total disability, as defined in Code
Section 22(e)(3). A Participant shall not be considered Disabled unless the Committee determines that the Disability arose prior to such Participant's termination of membership on the Board.

     Exchange Act: The Securities Exchange Act of 1934, as amended from time to time.

     Fair Market Value: The amount determined by the Committee from time to time, using such good faith valuation methods as it deems appropriate, except that as long as the Common Stock is traded on NASDAQ or a recognized stock exchange, it shall mean the average of the highest and lowest quoted selling prices for the shares on the relevant date, or, if there were no sales on such date, the weighted average of the means between the highest and the lowest quoted selling prices on the nearest day before and the nearest day after the relevant date, as prescribed by Treasury Regulation Section 20.2031-2(b)(2), as reported in the Wall Street Journal or a similar publication selected by the Committee.

     Option: A nonqualified stock option to purchase shares of Common Stock granted to a Participant pursuant to Section 6.

     Participant:  Any non-employee member of the Board.

     Plan: The APACHE Medical Systems, Inc. Non-Employee Director Stock Option Plan, as amended from time to time.

     SECTION 3.  ADMINISTRATION.

     (a) Committee.  The Plan shall be administered by the Committee.

     (b) Authority of the Committee. The Committee shall have the authority to construe and interpret the Plan and to establish, amend or waive rules and regulations for its administration. Subject to the limitations of the express provisions of the Plan, Options may be subject to such provisions as the Committee shall deem advisable, and may be amended by the Committee from time to time; provided that no such amendment may adversely affect the rights of the holder of an Option without such holder's consent.

     (c) Powers of the Committee. The Committee may employ such legal counsel, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel or consultant and any computation received from any such consultant or agent.

     (d) Indemnification. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option awarded under it. To the maximum extent permitted by applicable law, each member of the Committee shall be indemnified and held harmless by the Company against any cost or expense (including legal fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such member's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the members may have as members of the Board or under the by-laws of the Company.

     SECTION 4.  COMMON STOCK SUBJECT TO PLAN.

     The aggregate shares of Common Stock that may be issued under the Plan shall not exceed 70,000, as adjusted in accordance with the provisions of
Section 8.

     In the event of a lapse, expiration, termination, forfeiture or cancellation of any Option granted under the Plan without the issuance of shares, the Common Stock subject to or reserved for such Option may be used again for new grants of Options hereunder; provided that in no event may the number of shares of Common Stock issued hereunder exceed the total number of shares reserved for issuance. Any shares of Common Stock withheld or surrendered to pay withholding taxes pursuant to Section 11(e) or withheld or surrendered in full or partial payment of the exercise price of an Option pursuant to Section 6(d) shall be added to the aggregate shares of Common Stock available for issuance.

     SECTION 5.  ELIGIBILITY.

     Options shall be granted under the Plan to all non-employee members of the Board ("Participants").

     SECTION 6.  TERMS AND CONDITIONS OF OPTIONS.

     Each Option granted under the Plan shall be evidenced by an agreement, in a form approved by the Committee, which shall be subject to the following express terms and conditions and to such other terms and conditions as the Committee may deem appropriate:

     (a) Timing of Option Grants and Number of Underlying Shares. On January 1 of each calendar year, each individual who is a non-employee member of the Board on that date shall be granted an Option to purchase up to 2,500 shares of Common Stock. This number of shares shall be subject to adjustment in accordance with the provisions of Section 8.

     (b) Exercise Price. The per share exercise price of each Option granted under the Plan shall be 100% of the Fair Market Value per share of Common Stock at the date the Option is granted.

     (c) Vesting of Options. Each Option granted under the Plan shall become fully vested and exercisable on the December 31 immediately following the date on which the Option is granted.

     (d) Option Period. Each Option agreement shall specify the period for which the Option thereunder is granted and shall provide that the Option shall expire at the end of such period.

     (e) Payment. The exercise price of an Option shall be paid in full at the time of exercise (i) in cash, (ii) through the surrender of previously-acquired shares of Common Stock having a Fair Market Value equal to the exercise price of the Option, (iii) through the withholding by the Company (at the election of the Participant) of shares of Common Stock having a Fair Market Value equal to the exercise price or (iv) by a combination of (i), (ii) and (iii).

     SECTION 7.  TREATMENT OF OPTIONS UPON TERMINATION.

     (a) Termination due to Disability or Death. Upon the termination of a Participant's membership on the Board by reason of Disability or death, such Participant's Options shall become or remain fully vested and shall be exercisable by such Participant (or, in the case of death, by his or her estate) for not later than the earlier of one year after the termination date or the expiration of the term of the Options.

     (b) Termination Other than For Cause. Upon the termination of a Participant's membership on the Board for any reason other than for Cause (as defined in Section 7(c)), Disability or death, such Participant's Options (to the extent vested prior to such termination) may be exercised by such Participant during the six-month period commencing on the date of termination, but not later than the expiration of the term of the Options. If a Participant dies during such six-month period, his or her estate may exercise the Options (to the extent such Options were vested and exercisable prior to death), but not later than the earlier of one year after the date of death or the expiration of the term of the Options.

     (c) Termination for Cause. Upon termination of a Participant's membership on the Board for Cause (as defined below), the Participant's right to exercise his or her Options shall terminate at the time notice of termination is given by the Company to such Participant. For purposes of this provision, substantial cause shall include:

          (i) The commission of an action against or in derogation of the interests of the Company which constitutes an act of fraud, dishonesty or moral turpitude or which, if proven in a court of law, would constitute a violation of a criminal code or similar law;

          (ii) A material breach of any material duty or obligation imposed upon the Participant by the Company;

          (iii) Divulging the Company's confidential information; or

          (iv) The performance of any similar action that the Committee, in its sole discretion, may deem to be sufficiently injurious to the interests of the Company so as to constitute substantial cause for termination.

     SECTION 8.  ADJUSTMENT PROVISIONS.

     In the event of a stock split, stock dividend, recapitalization, reclassification or combination of shares, merger, sale of assets or similar event, the Committee shall adjust equitably (a) the number and class of shares or other securities that are reserved for issuance under the Plan, (b) the number and class of shares or other securities that are subject to outstanding Options, and (c) the appropriate Fair Market Value and other price determinations applicable to Options. The Committee shall make all determinations under this Section 8, and all such determinations shall be conclusive and binding.

     SECTION 9.  TERM OF PLAN.

     The Plan shall be deemed adopted and shall become effective on the date it is approved by the stockholders of the Company and shall continue until terminated by the Board or until no Common Stock remains available for issuance under Section 4, whichever occurs first.

     SECTION 10.  CHANGE IN CONTROL.

     In the event of a Change in Control, all outstanding Options shall fully vest in each Participant.

     SECTION 11.  GENERAL PROVISIONS.

     (a) Board Membership. Nothing in the Plan or in any related instrument shall confer upon any Participant any right to continue as a member of the Board or shall affect the right of the Company to terminate the Board membership of any Participant with or without cause.

     (b) Legality of Issuance of Shares. No Common Stock shall be issued pursuant to the exercise of an Option unless and until all legal requirements applicable to such issuance have been satisfied.

     (c) Ownership of Common Stock Allocated to Plan. No Participant (individually or as a member of a group), and no beneficiary or other person claiming under or through such Participant, shall have any right, title or interest in or to any Common Stock allocated or reserved for purposes of the Plan or subject to any Option, except as to shares of Common Stock, if any, as shall have been issued to such Participant or beneficiary.

     (d) Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Virginia.

     (e) Withholding of Taxes. The Company may withhold, or allow a Participant to remit to the Company, any Federal, state or local taxes required by law to be withheld with respect to any event giving rise to income tax liability with respect to an Option. In order to satisfy all or any portion of such income tax liability, a Participant may elect to surrender Common Stock previously acquired by the Participant or to have the Company withhold Common Stock that would otherwise have been issued to the Participant pursuant to the exercise of an Option, the number of shares of such withheld or surrendered Common Stock to be sufficient to satisfy all or a portion of the income tax liability that arises upon the event giving rise to income tax liability with respect to an Option.

     (f) Nontransferability. During the lifetime of a Participant, any Option granted to him or her shall be exercisable only by him or her or by his or her guardian or legal representative. No Option shall be assignable or transferable, except by will or by the laws of descent and distribution, and no option shall be subjected to any encumbrance, pledge or charge of any nature.

     SECTION 12.  AMENDMENT OR DISCONTINUANCE OF THE PLAN.

     The Board, acting by a majority of its members, without further action on the part of the stockholders, may from time to time alter, amend or suspend the Plan or any Option granted hereunder or may at any time terminate the Plan; provided, however, that the Board may not materially increase the number of shares of Common Stock subject to the Plan (except as provided in Section 8 hereof); and provided further that no such action shall materially and adversely affect any outstanding Options without the consent of the respective Participants.

     SECTION 13.  EFFECTIVE DATE OF PLAN.

     The Plan as adopted by the Board and approved by stockholders was originally effective on April 1, 1996. The Plan is hereby amended and restated effective May 1, 1997 (the "Effective Date"), subject to approval by the holders of a majority of the outstanding shares of Common Stock of the Company.

                               FORM OF PROXY CARD

[X]  Please mark
     votes as in this
     example

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH PROPOSAL.

---------------------------------------------------------------------------------------------------------------------------------
                                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS
---------------------------------------------------------------------------------------------------------------------------------
                                                                    FOR ALL
 1. Election of Directors.                     FOR     WITHHELD      EXCEPT     3. Approval, Amendment    FOR     AGAINST    ABSTAIN
    Nominees: Gerald E. Bisbee, Jr., Ph.D.,    [ ]        [ ]         [ ]          and Restatement of     [ ]       [ ]        [ ]
    Edward J. Connors, Thomas W. Hodson,                                           the Employee Stock
    William A. Knaus, M.D., Lawrence S.                                            Option Plan.
    Lewin, Francis G. Ziegler. (Instruction:
    To withhold authority to vote for any                                       4. Approval, Amendment    FOR     AGAINST    ABSTAIN
    individual nominee, check the "For All                                         and Restatement of     [ ]       [ ]        [ ]
    Except" box above and strike a line                                            the Non-Employee
    through the nominee's name listed above.)                                      Director Stock Option
                                                                                   Plan.

                                                                                5. Ratification of the    FOR     AGAINST    ABSTAIN
                                                                                   appointment of Arthur  [ ]       [ ]        [ ]
                                                                                   Anderson, LLP as
                                                                                   independent
                                                                                   accountants.

 2. Approval, Amendment and Restatement of     FOR      AGAINST     ABSTAIN     6. In the discretion
    the Amended and Restated Certificate of    [ ]        [ ]         [ ]          of the proxies named
    Incorporation.                                                                 herein, the proxies
                                                                                   are authorized to
                                                                                   vote upon other
                                                                                   matters as are
                                                                                   properly brought
                                                                                   before the meeting.

                                                                                                  YES        NO
                                                                                I PLAN TO ATTEND  [ ]       [ ]
                                                                                THE MEETING
---------------------------------------------------------------------------------------------------------------------------------

                                          The signer hereby revokes all proxies
                                          heretofore given by the signer to vote
                                          at said meeting or any adjournments
                                          thereof.

                                          Please sign exactly as your name
                                          appears hereon. Joint owners should
                                          each sign. When signing as attorney,
                                          executor, administrator, trustee or
                                          guardian, please give full title as
                                          such.

                                          --------------------------------------

                                          --------------------------------------
                                          Signature(s)                      Date

                                     (LOGO)

                          APACHE MEDICAL SYSTEMS, INC.

                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 6, 1997
                                   10:00 A.M.
                        1650 TYSONS BOULEVARD, SUITE 300
                             MCLEAN, VIRGINIA 22102

                          APACHE MEDICAL SYSTEMS, INC.
                                   PROXY CARD

    PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 6, 1997.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby constitutes and appoints Gerald E. Bisbee, Jr. and Brion
D. Umidi, and each of them, true and lawful agents and proxies of the undersigned, with full power of substitution, to represent the undersigned and to vote all shares of stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of APACHE Medical Systems, Inc. (the "Company") to be held on May 6, 1997, and at any and all adjournments and postponements thereof, on all matters before such meeting.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. HOWEVER, IF NO VOTE IS SPECIFIED, THIS PROXY WILL BE VOTED "FOR" EACH OF THE NOMINEES FOR DIRECTOR; "FOR" THE PROPOSAL TO AMEND AND RESTATE THE COMPANY'S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION; "FOR" THE PROPOSAL TO AMEND AND RESTATE THE EMPLOYEE STOCK OPTION PLAN; "FOR" THE PROPOSAL TO AMEND AND RESTATE THE NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN; AND "FOR" THE PROPOSAL TO RATIFY THE APPOINTMENT OF ARTHUR ANDERSON LLP AS INDEPENDENT ACCOUNTANTS; ALL OF WHICH MATTERS ARE MORE FULLY DESCRIBED IN THE PROXY STATEMENT OF WHICH THE UNDERSIGNED STOCKHOLDER ACKNOWLEDGES RECEIPT.

THIS PROXY GRANTS DISCRETIONARY AUTHORITY TO VOTE IN ACCORDANCE WITH THE BEST JUDGMENT OF THE NAMED PROXIES ON OTHER MATTERS THAT MAY COME BEFORE THE MEETING.

 PLEASE VOTE, SIGN AND DATE THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE

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